                                                                Exhibit 10.29(a)

              LETTER OF CREDIT FACILITY AND REIMBURSEMENT AGREEMENT

                                     BETWEEN

          VENTON UNDERWRITING LIMITED and TALBOT UNDERWRITING LIMITED,

                               as Account Parties,

                                       AND

        UNDERWRITERS RE GROUP, INC. and UNDERWRITERS REINSURANCE COMPANY,

                                 as Guarantors,

                                       AND

                   THE BANKS PARTIES HERETO FROM TIME TO TIME

                                       AND

                               MELLON BANK, N.A.,

           as Issuing Bank, as Administrative Agent and as Co-Arranger

                                       AND

                  DRESDNER KLEINWORT BENSON NORTH AMERICA LLC,

                                 as Co-Arranger

                                       AND

              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

                             as Documentation Agent



                                   DATED AS OF

                                October 23, 1998

                                Table of Contents

Section          Title                                                                      Page
ARTICLE I        DEFINITIONS; CONSTRUCTION................................................     1

1.01             Certain Definitions......................................................     1
1.02             Construction.............................................................    13
1.03             Accounting Principles....................................................    13

ARTICLE II       THE LETTER OF CREDIT FACILITY............................................    13

2.01             Letters of Credit .......................................................    13
2.02             Commitment Fee; Reduction of the Committed Amounts.......................    15
2.03             Procedure for Issuance and Amendment of Letters of Credit................    15
2.04             Letter of Credit Participating Interests.................................    16
2.05             Letter of Credit Drawings and Reimbursements.............................    17
2.06             Equalization.............................................................    18
2.07             Obligations Absolute.....................................................    18
2.08             Unacceptable Credit Rating...............................................    19
2.09             Letter of Credit Applications............................................    19
2.10             Certain Provisions Relating to the Issuing Bank..........................    19
2.11             Payments Generally; Interest and Interest on Overdue
                 Amounts..................................................................    21
2.12             Additional Compensation in Certain Circumstances.........................    21
2.13             Taxes....................................................................    22
2.14             Extensions of Expiration Date............................................    24
2.15             Tranches.................................................................    25

ARTICLE III      REPRESENTATIONS AND WARRANTIES...........................................    27

3.01             Corporate Existence and Standing.........................................    28
3.02             Authorization and Validity...............................................    28
3.03             Compliance with Laws and Contracts.......................................    28
3.04             Governmental Consents....................................................    28
3.05             Financial Statements.....................................................    28
3.06             Material Adverse Change..................................................    29
3.07             Taxes....................................................................    29
3.08             Litigation...............................................................    29
3.09             Insurance Licenses.......................................................    29
3.10             Use of Proceeds..........................................................    29
3.11             Permits, Licenses and Rights.............................................    29
3.12             Disclosure...............................................................    30
3.13             Environmental Laws.......................................................    30
3.14             Reserves.................................................................    30
3.15             Year 2000 Compliance.....................................................    31
3.16             Capitalization...........................................................    31
3.17             ERISA....................................................................    31
3.18             Defaults.................................................................    32
3.19             Federal Reserve Regulations..............................................    32
3.20             Investment Company; Public Utility Holding Company Act...................    32
3.21             Certain Fees.............................................................    32
3.22             Solvency.................................................................    32

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
3.23             Ownership of Properties..................................................    32
3.24             Indebtedness.............................................................    33
3.25             Material Agreements......................................................    33
3.26             Insurance................................................................    33

ARTICLE IV       CONDITIONS...............................................................    33

4.01             Effectiveness............................................................    33
4.02             Issuance of Letters of Credit............................................    34

ARTICLE V        GUARANTEE................................................................    35

5.01             The Guarantee............................................................    35
5.02             Obligations Unconditional................................................    35
5.03             Reinstatement............................................................    36
5.04             Remedies.................................................................    36
5.05             Continuing Guarantee.....................................................    36
5.06             No Restrictions..........................................................    37

ARTICLE VI       COVENANTS................................................................    37

6.01             Financial Reporting......................................................    37
6.02             Use of Proceeds..........................................................    39
6.03             Notice of Default .......................................................    39
6.04             Conduct of Business......................................................    39
6.05             Taxes....................................................................    40
6.06             Insurance................................................................    40
6.07             Compliance with Laws.....................................................    40
6.08             Maintenance of Properties; Year 2000 Compliance..........................    40
6.09             Inspection...............................................................    41
6.10             Capital Stock and Dividends..............................................    41
6.11             Indebtedness.............................................................    41
6.12             Merger...................................................................    41
6.13             Sale of Assets...........................................................    42
6.14             Investments and Purchases................................................    42
6.15             Contingent Obligations...................................................    43
6.16             Liens....................................................................    44
6.17             Affiliates...............................................................    44
6.18             Other Indebtedness.......................................................    45
6.19             Environmental Matters....................................................    45
6.20             Change in Corporate Structure; Fiscal Year...............................    45
6.21             Inconsistent Agreements..................................................    45
6.22             Financial Covenants......................................................    45
6.23             Tax Consolidation........................................................    45
6.24             ERISA Compliance.........................................................    46

ARTICLE VII      EVENTS OF DEFAULT........................................................    46

7.01             Events of Default........................................................    46
7.02             Certain Actions in Respect of Letters of Credit upon Default.............    49

ARTICLE VIII     THE AGENT................................................................    49

8.01             Appointment..............................................................    49

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
8.02             General Nature of Agent's Duties.........................................    50
8.03             Exercise of Powers.......................................................    50
8.04             General Exculpatory Provisions...........................................    50
8.05             Administration by the Agent..............................................    51
8.06             Bank Not Relying on Agent or Other Banks.................................    52
8.07             Indemnification..........................................................    52
8.08             Agent in its Individual Capacity.........................................    52
8.09             Successor Agent..........................................................    53
8.10             Additional Agents........................................................    53
8.11             Calculations.............................................................    53
8.12             Agent's Fee..............................................................    53

ARTICLE IX       MISCELLANEOUS............................................................    53

9.01             No Implied Waiver etc....................................................    53
9.02             Set-Off..................................................................    54
9.03             Survival of Provisions...................................................    54
9.04             Expenses and Fees; Indemnity.............................................    54
9.05             Severability.............................................................    55
9.06             Holidays.................................................................    55
9.07             Notices, etc.............................................................    55
9.08             Forum Selection and Consent to Jurisdiction..............................    55
9.09             Waiver of Jury Trial.....................................................    56
9.10             Governing Law............................................................    56
9.11             Validity and Enforceability..............................................    56
9.12             Counterparts.............................................................    56
9.13             Successors and Assigns; Participations; Assignments......................    56
9.14             Amendments and Waivers...................................................    58
9.15             Judgment Currency........................................................    59
9.16             Records..................................................................    59
9.17             Confidentiality..........................................................    60
9.18             Sharing of Collections...................................................    60
9.19             Co-Arrangers.............................................................    60

Exhibit A         Form of Continuing Letter of Credit Agreement
Exhibit B         Form of Transfer Supplement
Exhibit C         Form of Opinions of Counsel
Exhibit D         Form of Compliance Certificate
Exhibit E         List of Existing Letters of Credit
Exhibit F         Letter of Credit Application

Schedule 2.01(b)           Form of Evergreen Provision
Schedule 3.03              Approvals and Consents
Schedule 3.04              Governmental Consents
Schedule 3.05              Financial Statements
Schedule 3.07              Taxes
Schedule 3.09              Insurance Licenses
Schedule 3.13              Environmental Laws
Schedule 3.16              Capitalization
Schedule 3.17              ERISA
Schedule 3.23              Ownership of Properties
Schedule 3.24              Indebtedness
Schedule 6.14              Investments
Schedule 6.16              Liens

         LETTER OF CREDIT FACILITY AND REIMBURSEMENT AGREEMENT, dated as of October 23, 1998, by and between VENTON UNDERWRITING LIMITED, a Bermuda exempted limited liability company, and TALBOT UNDERWRITING LIMITED, an English company (each sometimes referred to hereinafter individually as an "Account Party" and collectively as the "Account Parties"), UNDERWRITERS RE GROUP, INC., a Delaware corporation ("URGI"), UNDERWRITERS REINSURANCE COMPANY, a New Hampshire corporation ("URC", URGI and URC being sometimes referred to herein individually as "Guarantor" and collectively as the "Guarantors"), the Banks (as defined further below) parties hereto from time to time, MELLON BANK, N.A., a national banking association ("Mellon"), as Issuing Bank (the "Issuing Bank"), as Administrative Agent for the Banks and the Issuing Bank hereunder (in such capacity, together with successors in such capacity referred to individually as the "Administrative Agent" and collectively with Dresdner Bank as the "Agents"), and as a Co-Arranger, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, branches of a German banking corporation ("Dresdner Bank"), as Documentation Agent (referred to individually as the "Documentation Agent" and collectively with Mellon as the "Agents") and DRESDNER KLEINWORT BENSON NORTH AMERICA LLC, a Delaware Limited Liability company, as Co-Arranger.



                              PRELIMINARY STATEMENT



         WHEREAS, the Banks have agreed to make available to the Account Parties a Letter of Credit Facility upon all of the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Account Parties, the Guarantors, the Agents, the Issuing Bank, the Co-Arrangers and each Bank agree as follows.



                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION


         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "Account Parties" and "Account Party" shall mean Venton Underwriting Limited and Talbot Underwriting Limited, together with their respective successors as permitted by this Agreement.

         "Adjusted Leverage Ratio" means, with respect to URGI on a consolidated basis with its Subsidiaries, at any time, the ratio of (a) Indebtedness (other than Indebtedness on account of undrawn amounts of letters of credit provided to beneficiaries in the ordinary course of business) to (b) the sum of Indebtedness (other than Indebtedness on account of undrawn amounts of letters of credit provided to beneficiaries in the ordinary course of business) plus Net Worth. For the purpose of determining this ratio, Contingent Obligations shall be excluded from Indebtedness to the extent that they relate to underlying obligations which are included in Indebtedness with respect to URGI on a consolidated basis with its Subsidiaries.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this Agreement, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Letter of Credit Undrawn Availability" at any time shall mean the aggregate amount of the Letter of Credit Undrawn Availability for all Letters of Credit at such time.

         "Aggregate Letter of Credit Unreimbursed Draws" at any time shall mean the aggregate amount of Letter of Credit Unreimbursed Draws for all Letters of Credit at such time.

         "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.01(a) and (b), provided, that with respect to the financial covenants contained in Section 6.22 hereof, the related definitions and the computations required thereby, such term means generally accepted accounting principles (except where SAP is applicable) in effect in the United States on the date hereof applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.01(a) and (b).

         "Alleghany" means Alleghany Corporation, a Delaware corporation.

         "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Annual Statement-1997" means the Annual Statement of URC for 1997.

         "Applicable Interest Rate" as used herein, (i) with respect to obligations denominated in Dollars, shall mean the Prime Rate and (ii) with respect to obligations denominated in Pounds, shall mean 0.5% per annum in excess of the seven-day rate appearing on the Telerate Screen page 3750 or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display the British Bankers' Association Interest Settlement Rate for deposits in Pounds.

         "Bank Parties" shall mean the Banks, the Issuing Bank and the Agents.

         "Banks" shall mean the parties listed on the signature pages hereof, subject to the provisions of Section 9.13 hereof pertaining to Persons becoming or ceasing to be Banks, and Bank shall mean any of them.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or London, England.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means Investments maturing within one year from the date of investment (excluding (x) Investments as to which the principal amount to be repaid may be subject to fluctuation and (y) mortgage backed securities consisting of principal only or interest only strips) in (a) certificates of deposit, Eurodollar time deposits and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $500,000,000 and rated C or better by Thomson BankWatch or with any Bank, (b) certificates of deposit, other interest bearing accounts or deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest rating obtainable from Standard & Poor's on the date of investment, (e) commercial paper rated A-1 or better by Standard & Poor's and P-1 or better by Moody's or (f) money market mutual funds identified by the valuation office of the NAIC as requiring no investment reserve.

         "Change in Control" shall mean (a) any Credit Party (other than URGI) shall cease to be a Wholly-Owned Subsidiary of URGI (it being understood that a merger of a Credit Party into an entity which is a Wholly-Owned Subsidiary of URGI, to the extent otherwise permitted by this Agreement, will not be deemed to cause such Credit Party to cease to be a Wholly-Owned Subsidiary of URGI for purposes of this definition) or (b) Alleghany shall fail to maintain beneficial ownership, directly or indirectly, free and clear of any Lien, of at least 51 % of the outstanding voting stock of URGI (unless such failure arises from a Public Offering and no Person (other than Alleghany) or Persons acting in concert acquire (either in such Public Offering or thereafter) beneficial ownership (within the meaning of Rule l3d-3) of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 10% or more of the outstanding voting stock of URGI), or (c) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of URGI on the first day of each such period or (ii) subsequently became directors of URGI and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of URGI, to constitute a majority of the board of directors of the URGI.

         "Closing Transactions" shall mean the acquisition by URC of all of the issued and outstanding capital stock of Venton and the execution and delivery of this Agreement.

         "Closing Date" shall mean October 23, 1998 or such later date as may be specified by the Account Parties by one day's written notice to the Administrative Agent.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment Banks" shall have the meaning assigned to that term in
Section 2.15 hereof.

         "Commitment Fee" shall have the meaning assigned to that term in
Section 2.02(a) hereof.

         "Consolidated" or "consolidated", when used in connection with any calculation means a calculation to be determined on a consolidated basis for a Credit Party (and, if no Credit Party is specified, URGI) and its Subsidiaries in accordance with Agreement Accounting Principles.

         "Consolidated Person" means, for the taxable year of reference of Alleghany, each Person which has joined or which is required to join in the filing of a consolidated federal income tax return with Alleghany.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

         "Controlled Group" mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the URGI or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Consolidated Subsidiaries" of a Person shall mean those Subsidiaries of such Person the accounts of which are consolidated with the accounts of such Person in accordance with generally accepted accounting principles in effect in the United States.

          "Continuing Letter of Credit Agreement" shall mean the letter of credit agreement executed and delivered by the Account Parties substantially in the form of Exhibit A hereto.

         "Conversion to Tranche System" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Credit Parties" means the Account Parties and the Guarantors and "Credit Party" means any of them.

         "Current Expiration Date" shall have the meaning assigned to that term in Section 2.14 hereof.

         "Default" and "Event of Default" shall have the same meaning and shall mean an event or condition described in Article VII hereof.

         "Dollar," "Dollars" and the symbol $ shall mean lawful money of the United States of America.

         "Dollar Equivalent" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase at 11:00 o'clock A.M., Pittsburgh time on the date of determination, based upon the quoted spot rates of the Issuing Bank at which its applicable branch or office offers to exchange Dollars for such currency in the London foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars.

         "Environmental Laws" shall have the meaning ascribed to that term in
Section 3.13 hereof.

         "Environmental Permits" shall have the meaning ascribed to that term in
Section 3.13 hereof.

         "Existing Letters of Credit" shall mean the four letters of credit listed on Exhibit E hereto, which have been issued before the date of this Agreement, which are stated to have been issued for the account of Venton Underwriting Limited (or, in one case, for the account of X.L. Insurance Company, Ltd.), and which will be deemed to be issued hereunder for the account of Venton Underwriting Limited.

         "Expiration Date" shall mean the Business Day immediately preceding the first anniversary of the Closing Date, as the same may be extended in accordance with Section 2.14 hereof.

         "Extension Request" shall have the meaning set forth in Section 2.14 hereof.

         "Financial Statements" shall have the meaning set forth in Section 3.05 hereof.

         "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

         "Governmental Authority" shall mean any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commissioner or any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

         "Guaranteed Obligations" shall have the meaning assigned to that term in Section 5.01 hereof.

         "Guarantors" and "Guarantor" shall have the meaning assigned to those terms in the preamble to this Agreement.

         "Guaranty Equivalents" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Equivalent hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Equivalent is made.

         "Hazardous Materials" shall have the meaning ascribed thereto in
Section 3.13.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations,
(g) Contingent Obligations, (h) obligations for which such Person is obligated (contingently, including with respect to undrawn amounts of issued letters of credit, or otherwise) pursuant to or in respect of a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

         "Insurance Subsidiary" shall mean any direct or indirect present or future Subsidiary of URGI which is engaged in the insurance business (and shall in any event include URC), but excluding each of the Venton Entities.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition, of the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "Letter of Credit" shall mean each Letter of Credit issued by the Issuing Bank for the account of one or more of the Account Parties pursuant to this Agreement and each of the Existing Letters of Credit, each as amended, modified or supplemented from time to time.

         "Letter of Credit Application" shall have the meaning given that term in Section 2.03(a)(ii) hereof.

         "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the Aggregate Letter of Credit Unreimbursed Draws (determined as a Dollar Equivalent), (b) the Aggregate Letter of Credit Undrawn Availability and (c) the aggregate Stated Amount (determined as a Dollar Equivalent) of Letters of Credit which have been requested by an Account Party to be issued hereunder but are not yet so issued.

         "Letter of Credit Fee" shall have the meaning given that term in
Section 2.01(d) hereof.

         "Letter of Credit Participating Interest" shall have the meaning given that term in Section 2.04(a) hereof.

         "Letter of Credit Participating Interest Committed Amount" shall have the meaning given that term in Section 2.01(a) hereof.

         "Letter of Credit Participating Interest Commitment" shall have the meaning given that term in Section 2.04(a) hereof.

         "Letter of Credit Participating Interest Percentage" and "Letter of Credit Participating Interest Commitment Percentage" for each Bank shall mean a fraction, expressed as percentage, the numerator of which is such Bank's Letter of Credit Participating Interest Committed Amount and the denominator of which is the aggregate Letter of Credit Participating Interest Committed Amounts of all of the Banks.

         "Letter of Credit Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the applicable Account Party to reimburse the Issuing Bank for drawings on a Letter of Credit, together with interest thereon, and "Letter of Credit Reimbursement Obligations" shall mean all such obligations with respect to all Letters of Credit.

         "Letter of Credit Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount (determined as a Dollar Equivalent) available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

         "Letter of Credit Unreimbursed Draw" with respect to a Letter of Credit at any time shall mean the amount at such time of a payment made by the Issuing Bank under such Letter of Credit, to the extent not repaid by the applicable Account Party.

         "Level One Day" shall mean each day on which URC has a Standard & Poor's claims paying rating and has at least one Tier I Rating and no rating below a Tier II Rating; "Level Two Day" shall mean each day (which is not a Level One Day) on which URC has a Standard & Poor's claims paying rating and has at least one rating which is a Tier III Rating, a Tier II Rating or a Tier I Rating, and no rating below a Tier IV Rating; "Level Three Day" shall mean each day (which is not a Level Two Day or a Level One Day) on which URC has a Standard & Poor's claims paying rating and has at least one Tier V Rating and no rating below a Tier VI Rating; "Level Four Day" shall mean each day which is not a Level Three Day, a Level Two Day or a Level One Day.

         "Leverage Ratio" means, with respect to URGI on a consolidated basis with its Subsidiaries, at any time, the ratio of (a) Indebtedness to (b) the sum of Indebtedness plus Net Worth. For the purpose of determining this ratio, Contingent Obligations shall be excluded from Indebtedness to the extent that they relate to underlying obligations which are included in Indebtedness with respect to URGI on a consolidated basis with its Subsidiaries.

         "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, Property, condition (financial or other), performance, operations, or prospects of URGI and its Subsidiaries, taken as a whole, (b) the ability of any Credit Party to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agents, the Issuing Bank or the Banks thereunder.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement which is subject to Title IV of ERISA to which URGI or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Net Worth" means at any date the stockholders' equity of URGI and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Nonextending Bank" shall have the meaning assigned to that term in
Section 2.14 hereof.

         "Obligations" shall mean, collectively, the Letter of Credit Reimbursement Obligations and the obligations of each and every Account Party to pay all fees, indemnities and all other liabilities of such Account Party arising pursuant to the terms of this Agreement or the other Transaction Documents (including without limitation under Section 7.02 hereof).

         "Office," when used in connection with the Administrative Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Administrative Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Account Parties.

         "Official Body" shall have the same meaning as Governmental Authority.

         "Permitted Liens" shall mean the Liens described in paragraphs (a) through (h) of Section 6.16.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), official body or agency, or any other entity.

         "Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA, as to which URGI or any member of the Controlled Group may have any liability.

         "Potential Default" shall mean any event or condition referenced in
Article VII hereof which with notice, passage of time or both would constitute an Event of Default.

         "Pound," "Pounds" and the symbol "pound sterling" shall mean the lawful money of the United Kingdom.

         "Prime Rate" shall mean the interest rate per annum announced from time to time by the Administrative Agent as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate (it being understood that such Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other borrowers and is not solely based or dependent upon the interest rate which the Administrative Agent may charge any particular borrower or class of borrower).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement by which URGI or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division or line of business thereof whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

         "Purchasing Bank" shall have the meaning assigned to that term in
Section 9.13(c) hereof.

         "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof, or, if such last day is not a Business Day, the next succeeding Business Day.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

         "Replacement Bank" shall have the meaning assigned to that term in
Section 2.14 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043(a) of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation unconditionally or conditionally waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Banks" shall mean at any time Banks which have at least 51% of the aggregate Letter of Credit Participating Interests in Letters of Credit outstanding at such time.

         "Required Commitment Banks" shall have the meaning assigned to that term in Section 2.15 hereof.

         "SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority, including the Council of Lloyd's) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 3.05; provided, that with respect to the financial covenants contained in Section 6.22 hereof the related definitions, and the computations required thereby, "SAP" means such statutory accounting practices (except where Agreement Accounting Principles are applicable) in effect on the date hereof applied in a manner consistent with those used in preparing the financial statements referred to in Section 3.05.

         "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by any member of the Controlled Group for employees of any member of the Controlled Group, other than a Multiemployer Plan.

         "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

         "Standard Notice" shall mean an irrevocable notice provided to the Administrative Agent at no later than 10:00 o'clock a.m., Pittsburgh time, on a Business Day. Standard Notice shall be in writing (including telex, facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Administrative Agent.

         "Stated Amount" shall mean, with respect to a Letter of Credit, the maximum face or stated amount of such Letter of Credit, irrespective of whether such maximum amount is available for drawing at the time in question.

         "Statutory Authorized Control Level Risk-Based Capital" means, with respect to any Insurance Subsidiary at any time, the statutory authorized control level risk-based capital of such Insurance Subsidiary at such time, as determined in accordance with SAP (currently "Five Year Historical Data", Line 26 of the Annual Statement-1997), based on methodology of NAIC in effect on the date hereof.

         "Statutory Net Income" means, with respect to any Insurance Subsidiary for any computation period, the net income earned by such Person during such period, as determined in accordance with SAP (currently "Underwriting and Investment" exhibit, "Statement of Income", Line 16 of the Annual
Statement-1997).

         "Statutory Risk-Based Capital Ratio" means, with respect to URC and its Insurance Subsidiaries, determined on a combined basis for URC and all of its Insurance Subsidiaries (without double counting), the ratio of (i) Statutory Total Adjusted Capital to (ii) Statutory Authorized Control Level Risk-Based Capital.

         "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP (currently "Liabilities, Surplus and Other Funds" statement, Page 3, Line 25, Column I of the Annual Statement-1997).

         "Statutory Total Adjusted Capital" means, with respect to any Insurance Subsidiary at any time, the statutory total adjusted capital of such Insurance Subsidiary at such time, as determined in accordance with SAP (currently "Five Year Historical Data," Line 25 of the Annual Statement-1997).

         "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by such Person or one or more Subsidiaries of such Person.

         "Substantial Portion" means, with respect to the Property of URGI and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of URGI and its Subsidiaries, as would be shown in the consolidated financial statements of URGI and its Subsidiaries as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net revenues or of the consolidated Net Income of URGI and its Subsidiaries for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

         "Tax Sharing Agreements" means, collectively, that certain Amendment to Agreement dated as of August 18, 1995 between Alleghany and URGI, that certain Amendment to Agreement dated as of December 1, 1995 between URGI and URC, that certain Amendment to Agreement dated as of December 1, 1995 between URGI and URC Risk Managers., Inc., that certain Agreement dated as of December 1, 1995 between URGI and The Underwriting Center, Inc., that certain Agreement dated as of December 1, 1995 between The Underwriting Center, Inc. and The Underwriting Center of Georgia, Inc. (now known as The Center E&S Insurance Services, Inc.), that certain Amendment to Agreement dated as of December 1, 1995 between URC and Commercial Underwriters Insurance Company, and that certain Agreement dated as of December 1, 1995 between URC and Underwriters Insurance Company, as each is in effect on the date of this Agreement, together with any other agreements entered into pursuant to Section 6.23, and as any such agreement may be hereafter amended, subject to compliance with the terms hereof.

         "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of any member of the Controlled Group from such Plan during a plan year in which such member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under
Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or appointment of a trustee to administer, such Plan.

         "Tier I Rating" with respect to Standard & Poor's shall mean a claims paying rating of at least AA and with respect to Moody's shall mean a solicited insurance financial strength rating of at least Aa2; "Tier II Rating" with respect to Standard & Poor's shall mean a claims paying rating of AA- and with respect to Moody's shall mean a solicited insurance financial strength rating of Aa3; "Tier III Rating" with respect to Standard & Poor's shall mean a claims paying rating of A+ and with respect to Moody's shall mean a solicited insurance financial strength rating of A1; "Tier IV Rating" with respect to Standard & Poor's shall mean a claims paying rating of A and with respect to Moody's shall mean a solicited insurance financial strength rating of A2; "Tier V Rating" with respect to Standard & Poor's shall mean a claims paying rating of A- and with respect to Moody's shall mean a solicited insurance financial strength rating of A3; "Tier VI Rating" with respect to Standard & Poor's shall mean a claims paying rating of BBB+ and with respect to Moody's shall mean a solicited insurance financial strength rating of Baa1. As used in this definition, a Moody's rating shall be deemed to be "solicited" only if such rating was obtained from Moody's upon application by the entity to which such rating relates.

          "Tranche 1 Bank", "Tranche 1 Letter of Credit", "Tranche 1 Letter of Credit Participating Interest", "Tranche 2 Bank", "Tranche 2 Letter of Credit", "Tranche 2 Letter of Credit Participating Interest", "Tranche 2 Letter of Credit Participating Interest Commitment", "Tranche 2 Letter of Credit Participating Interest Committed Amount", "Tranche 2 Letter of Credit Participating Interest

Commitment Percentage", "Tranche 3 Letter of Credit", "Tranche 4 Letter of Credit" and "Tranche X" shall have the respective meanings assigned to those terms in Section 2.15 hereof.

         "Transaction Document" or "Transaction Documents" shall mean this Agreement, the Continuing Letter of Credit Agreement, each Letter of Credit Application, each Letter of Credit and any other documents or instruments executed and delivered in connection herewith or therewith.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "URC" means Underwriters Reinsurance Company, a New Hampshire insurance company.

         "Venton" means Venton Holdings Ltd., a Bermuda corporation.

         "Venton Entities" means, collectively, Venton, Venton Underwriting Group Limited, an English company, Venton Underwriting Limited, Talbot Underwriting Limited and each company which is a Subsidiary of Venton on the date of this Agreement, together with each permitted successor thereto which does not engage in any business other than the businesses engaged in by the Venton Entities on the date of this Agreement.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips of any Credit Party or any of its Subsidiaries which is essential to its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by any Agent include estimates by such Agent in good faith, without gross negligence and without manifest error (in the case of quantitative determinations) and beliefs held by such Agent in good faith and without gross negligence (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with Agreement Accounting Principles or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by Agreement Accounting Principles or SAP, as appropriate.



                                   ARTICLE II

                          THE LETTER OF CREDIT FACILITY


         2.01.  Letters of Credit.

         (a) Letter of Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees to issue Letters of Credit for the account of an Account Party at any time or from time to time on or after the date hereof and to but not including the Expiration Date (it being understood that Letters of Credit may be outstanding for the account of one or more of the Account Parties at any time). The Issuing Bank shall have no obligation to issue any Letter of Credit if, after such Letter of Credit were issued, the Letter of Credit Exposure upon such issuance would exceed the aggregate of the Banks' Letter of Credit Participating Interest Committed Amounts. Each Bank's "Letter of Credit Participating Interest Committed Amount" at any time shall be equal to the amount set forth as its "Initial Letter of Credit Participating Interest Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.02(b) hereof at such time, and subject to transfer to another Bank as provided in Section 9.13 hereof.

         (b) Terms of Letters of Credit. The Account Parties shall not request to be issued, and the Issuing Bank shall have no obligation to issue, any Letter of Credit except within the following limitations: (i) each Letter of Credit shall have an expiration date no later than five years after the date of issuance thereof (or, in the case of Letters of Credit issued prior to December 31, 1998, no later than December 31, 2003); provided, however, any Letter of Credit may have an "evergreen" provision having substantially the effect set forth on Schedule 2.01(b) hereof, (ii) each Letter of Credit shall be denominated in Dollars or Pounds and (iii) each Letter of Credit shall be payable only against sight drafts (and not time drafts).

         (c) Form of Letters of Credit. The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice (it being understood that the standard form of letter of credit required by Lloyd's from time to time will be found satisfactory by the Issuing Bank unless issuance of a letter of credit in such form would violate Law). The Issuing Bank may not object to a letter of credit on account of the fact that it may be presented for drawing at the Issuing Bank's branch in London, England (or, if the Issuing Bank no longer maintains such a branch at the time of issuance of a Letter of Credit, at such other location in London, England as may be commercially reasonable).

         (d) Letter of Credit Fee. Each Account Party shall pay or cause to be paid to the Administrative Agent for the account of each Bank, in accordance with its Letter of Credit Participating Interest Commitment Percentage, a fee (the "Letter of Credit Fee") (based on a year of 360 days and actual days elapsed), for each Letter of Credit issued for the account of such Account Party for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Letter of Credit Undrawn Availability on such day at a rate per annum equal to 0.45% for each Level One Day, 0.525% for each Level Two Day, 0.60% for each Level Three Day and 0.75% for each Level Four Day. Such Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date, (ii) the date of each drawing on such Letter of Credit, and (iii) the date of expiration or termination of such Letter of Credit. For each day on which a Default shall have occurred and be continuing, the rate set forth in the first sentence of this paragraph shall be increased by 2% per annum.

         (e) Purpose of Letters of Credit. The Account Parties agree that each Letter of Credit shall be used by the Account Party for whom it is issued as a standby letter of credit, to support the Account Party's Lloyds of London underwriting activity and for general corporate purposes, all in the ordinary course of business of such Account Party. The provisions of this Section 2.01(e) represent only an obligation of the Account Parties to the Issuing Bank and the Banks; the Issuing Bank shall have no obligation to the Banks to ascertain the purpose of any Letter of Credit, and, without limiting the generality of the provisions of Section 2.04(b) hereof, the rights and obligations of the Banks and the Issuing Bank among themselves shall not be impaired or affected by a breach of this Section 2.01(e).

         (f) Fronting Fee; Administration Fees. Each Account Party shall pay to the Administrative Agent, for the sole account of the Issuing Bank, (i) a fronting fee (the "Fronting Fee") for Letters of Credit (based on a year of 360 days and actual days elapsed), for each Letter of Credit issued for the account of such Account Party for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Letter of Credit Undrawn Availability on such day at a rate per annum equal to 0.10%; and (ii) such other administration, issuance, maintenance, amendment, drawing and negotiation fees as are customarily charged by the Issuing Bank to its customers generally at the time in question (a list of which customary charges as of the date of this Agreement has been provided by the Issuing Bank to URC) or are otherwise agreed between the Issuing Bank and URC.

         (g) Administrative Agent's Annual Fee. The Account Parties shall pay to the Administrative Agent, for its sole account, an annual agent's fee (the "Administrative Agent's Annual Fee") at the times and in the amounts specified in a letter agreement between URC and the Administrative Agent.





         2.02.  Commitment Fee; Reduction of the Committed Amounts.

         (a) Commitment Fee. Each Account Party shall pay or cause to be paid to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") for each day during the period from the Closing Date to but excluding the Expiration Date calculated (based on a year of 360 days and actual days elapsed) at a per annum rate equal to 0.08% for each Level One Day, 0.10% for each Level Two Day, 0.125% for each Level Three Day and 0.15% for each Level Four Day, payable on the unused portion of such Bank's Letter of Credit Participating Interest Committed Amount in effect on such day. Such fee shall be payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

         (b) Reduction of the Committed Amounts. URC may at any time or from time to time reduce Pro Rata the Letter of Credit Participating Interest Committed Amounts of the Banks to an aggregate amount (which may be zero) not less than the Letter of Credit Exposure. Any reduction of the Letter of Credit Participating Interest Committed Amounts shall be in an aggregate minimum amount of $5,000,000 and in an amount which is an integral multiple of $1,000,000. Reduction of the Letter of Credit Participating Interest Committed Amounts shall be made by providing not less than three Business Days' notice (which notice shall be irrevocable) to such effect to the Administrative Agent. After the date specified in such notice, the Commitment Fee shall be calculated upon the Letter of Credit Participating Interest Committed Amounts as so reduced.

         2.03.  Procedure for Issuance and Amendment of Letters of Credit.

         (a) Request for Issuance. An Account Party may from time to time request, upon at least three Business Days' notice, the Issuing Bank to issue a Letter of Credit by:

                  (i) delivering to the Issuing Bank and the Administrative Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                  (ii) delivering to the Issuing Bank a completed application, in the form annexed hereto as Exhibit F, or in such other form as may from time to time be required by the Issuing Bank in accordance with its customary practice with respect to its customers generally (the "Letter of Credit Application"), together with such other certificates, documents and other papers as are specified in such application.

Upon receiving any such notice, the Issuing Bank shall promptly notify the Administrative Agent (by telephone or otherwise), and furnish the Administrative Agent with the proposed form of Letter of Credit to be issued. The Administrative Agent shall, promptly upon receiving such notice, notify the Banks of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in
Section 2.01 hereof. If such limitations set forth in Section 2.01 are not satisfied or if the Required Banks have given notice to the Administrative Agent to cease issuing Letters of Credit pursuant to Section 2.03(c)(ii) hereof, the Administrative Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is not authorized to issue such Letter of Credit. If the Issuing Bank issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Account Party shall otherwise direct, and shall promptly notify the Administrative Agent thereof and furnish a copy thereof to the Administrative Agent.

         (b) Request for Extension or Increase. An Account Party may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit or increase (or, with the consent of the beneficiary, decrease) the Stated Amount of or the amount available to be drawn on such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though such Account Party had requested issuance of a replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

         (c)  Limitations on Issuance, Extension and Amendment.

                  (i) As between the Issuing Bank, on the one hand, and the Agents and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing such Letter of Credit after receiving authorization from the Administrative Agent as provided in
         Section 2.03(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default (unless the Issuing Bank shall have received a notice specifying that such Event of Default is an "Event of Default" under this Agreement) or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, any Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Stated Amount of or the amount available to be drawn on an outstanding Letter of Credit shall be subject to Section 2.01.

                  (ii) As between the Administrative Agent, on the one hand, and the Banks, on the other hand, the Administrative Agent shall not authorize issuance of any Letter of Credit if the Administrative Agent shall have received, at least two Business Days before authorizing such issuance, from the Required Banks an unrevoked written notice that any condition precedent set forth in Section 4.02 will not be satisfied as of the time of such issuance and expressly requesting that the Administrative Agent direct the Issuing Bank to cease to issue Letters of Credit. Absent such notice, or unless the Administrative Agent determines that the applicable limitations set forth in Section 2.01 hereof are not satisfied, the Administrative Agent shall be justified and fully protected, as against the Banks, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Administrative Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Administrative Agent, or any other event, condition or circumstance whatsoever.

         2.04.  Letter of Credit Participating Interests.

         (a) Generally. Concurrently with the issuance of each Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Letter of Credit Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest", it being understood that the Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Letter of Credit Participating Interest Commitment". Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Letter of Credit or Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Bank becomes a party to this Agreement in accordance with Section 9.13(c) hereof, Letter of Credit Participating Interests in all outstanding Letters of Credit held by the Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallocated between such Purchasing Bank and such transferor Bank (and, to the extent such transferor Bank is the Issuing Bank, the Purchasing Bank shall be deemed to have acquired a Letter of Credit Participating Interest from the Issuing Bank to such extent).

         (b)  Maximum Amounts of Funding of Participations.

                  (i) This Section 2.04(b)(i) is applicable if the Conversion to Tranche System has not occurred. No Bank will be obligated to fund its Letter of Credit Participating Interest Percentage of a drawing on a Letter of Credit if such funding would cause the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit to exceed such Bank's Letter of Credit Participating Interest Committed Amount, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds, that the Dollar Equivalent of one Pound is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds.

                  (ii) This Section 2.04(b)(ii) is applicable if the Conversion to Tranche System has occurred. No Tranche 1 Bank, Tranche 2 Bank or Tranche X Bank, as the case may be, will be obligated to fund its Letter of Credit Participating Interest Percentage of a drawing on a Tranche 1 Letter of Credit, Tranche 2 Letter of Credit or Tranche X Letter of Credit, as the case may be, if such funding would cause the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit under such applicable Tranche to exceed such Bank's Letter of Credit Participating Interest Committed Amount under such applicable Tranche, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds, that the Dollar Equivalent Amount of one Pound is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds.

         (c) Obligations Absolute. Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 2.05 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

         2.05.  Letter of Credit Drawings and Reimbursements.

         (a) Account Party's Reimbursement Obligation. Each Account Party hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.11(a) hereof on the date of each payment made by the Issuing Bank under any Letter of Credit issued for such Account Party's account (but not earlier than the date which is one Business Day after notice of such payment or of the drawing giving rise to such payment is given to URC), without, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. Each Account Party agrees that it will make such payment to the Administrative Agent for the account of the Issuing Bank in the same currency as the currency of the payment by the Issuing Bank under such Letter of Credit. To the extent such payment is not timely made, such Account Party hereby agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with Section 2.11(a) hereof, at the rate per annum set forth in Section 2.11(b) hereof.

         (b) Payment by Banks on Account of Unreimbursed Draws. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.05(a) hereof, the Issuing Bank will promptly notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 2:00 o'clock P.M. Pittsburgh time) or 10:00 o'clock A.M. Pittsburgh time the following day (if notice is given after 2:00 o'clock P.M. Pittsburgh time) , each such Bank will pay to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata share of the unreimbursed portion of such payment by the Issuing Bank, provided such notice is given no later than 2:00 o'clock P.M., Pittsburgh time. Each Bank agrees that such payment to the Administrative Agent for the account of the Issuing Bank shall be in the same currency as the currency of the payment by the Issuing Bank under the Letter of Credit. If and to the extent that any Bank fails to make such payment to the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date of the Issuing Bank's payment to but not including the date of repayment to the Issuing Bank (before and after judgment) at rate per annum for each day from and including the date of such payment by the Issuing Bank to and including the second Business Day thereafter equal to the Applicable Interest Rate.

         (c) Distributions to Banks. If, at any time, after there occurs a Letter of Credit Unreimbursed Draw and the Issuing Bank has received from any Bank such Bank's share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Letter of Credit Reimbursement Obligation arising from such Letter of Credit Unreimbursed Draw, the Issuing Bank will pay to the Administrative Agent, for the account of such Bank, such Bank's Pro Rata share of such payment.

         (d) Rescission. If any amount received by the Issuing Bank on account of any Letter of Credit Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Bank will, promptly upon notice from the Administrative Agent or the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

         2.06 Equalization. If any Bank receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Bank shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Bank's ratable share of the amount so received or applied.

         2.07. Obligations Absolute. The payment obligations of the Account Parties and of the Banks under Section 2.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Transaction Document against an Account Party;

         (b) the existence of any claim, set-off, defense or other right which any Account Party, any Guarantor or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

         (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such wrongful payment to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank; or

         (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing, except if the same results solely from the gross negligence or willful misconduct of the Issuing Bank.

Each Account Party bears the risk of, and neither the Issuing Bank, any of its directors, officers, employees or agents, nor any Bank, shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith, except for such person's gross negligence or willful misconduct.

         2.08. Unacceptable Credit Rating. If the long-term debt credit rating of any Bank shall decline below the Acceptable Credit Rating (as defined below), the Issuing Bank shall have the right, but not the obligation, to cause such Bank to be replaced as a party hereto by a Replacement Bank, subject to approval of such Replacement Bank by each Account Party (which in each case shall not be unreasonably withheld). In the event that any Bank is to be replaced by a Replacement Bank, such Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13(c) hereof. A Bank shall have an "Acceptable Credit Rating" if it has both (i) a long-term debt rating of at least A by Standard & Poor's and (ii) a long-term debt rating of at least A2 by Moody's. Each Credit Party agrees that it shall cooperate with the Issuing Bank in connection with the identification of one or more Replacement Banks if the Issuing Bank exercises its right set forth in the first sentence of this Section 2.08.

         2.09. Letter of Credit Applications. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, the Continuing Letter of Credit Agreement and any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, the Transaction Documents, and applicable Law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Application shall inure to the benefit of each Bank to the extent of its Letter of Credit Participating Interest Commitment Percentage as fully as if such Bank was a party to such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

         2.10.  Certain Provisions Relating to the Issuing Bank.

         (a) General. The Issuing Bank shall have no duties or responsibilities to the other Bank Parties except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or any Transaction Document or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the other Bank Parties under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Bank Party or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to the other Bank Parties relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Account Party,
(ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide any Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document.

         (b) Administration. The Issuing Bank may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party or Bank Party, such matter may be established by a certificate of such Account Party or Bank Party, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Issuing Bank has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Issuing Bank receives such a notice, the Issuing Bank shall give prompt notice thereof to the Administrative Agent.

         (c) Indemnification of Issuing Bank by Banks. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

         (d) Issuing Bank in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though the Issuing Bank were not the Issuing Bank hereunder.

         2.11. Payments Generally; Interest and Interest on Overdue Amounts.

         (a) Payments Generally. All payments to be made by an Account Party in respect of fees, indemnity, expenses or other amounts due from such Account Party hereunder or under any Transaction Document shall be payable in Dollars (except in the case of payment of reimbursement obligations with respect to Letters of Credit denominated in Pounds, which shall be payable in Pounds) by not later than 2:00 o'clock p.m., Pittsburgh time (or, in the case of payments in Pounds, London time), on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under Sections 2.12, 2.13 and 9.04 hereof, such payments shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office or, in the case of payments in Pounds, at its London branch in funds immediately available at such branch. Payments under Sections 2.12, 2.13 and
9.04 hereof shall be made to the applicable Bank at such domestic account as it shall specify to the Account Parties from time to time in funds immediately available at such account. Any payment or prepayment received by the Administrative Agent or such Bank after 2:00 p.m., Pittsburgh time or London time, as applicable, on any day shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall distribute to the Banks all such payments received by it from an Account Party as promptly as practicable after receipt by the Administrative Agent.

         (b) Interest and Interest on Overdue Amounts. Interest on Letter of Credit Reimbursement Obligations shall accrue at a rate per annum (based on a year of 360 days and actual days elapsed) which for each day shall be equal to the then-current Applicable Interest Rate beginning on the day that the related Letter of Credit payment is made and shall be due and payable on the day that the Letter of Credit Reimbursement Obligation is due and payable in accordance with Section 2.05(a) hereof. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) fees, indemnity, expenses or any other amounts due from the Account Parties hereunder or under any other Transaction Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to 2% above the then-current Applicable Interest Rate. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Transaction Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

         2.12. Additional Compensation in Certain Circumstances. If the introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Official Body (whether or not having the force of law):

                  (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Letters of Credit or payments by the Account Parties of fees or other amounts due from the Account Parties hereunder or under the other Transaction Documents (except for taxes on the overall net income or overall gross receipts, profits or gains of such Bank imposed by the jurisdictions (federal, state and local) in which the Bank's principal office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Bank,

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or (B) otherwise applicable to the obligations of any Bank under this Agreement, or

                  (iv) imposes upon any Bank any other condition or expense with respect to this Agreement or the issuance of any Letter of Credit,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or, in the case of clause (iii) hereof, any Person controlling a Bank, with respect to this Agreement or the issuance of any Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling Person's capital, taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy so long as such policies are reasonable in light of prevailing market practice at the time) by an amount which such Bank deems to be material, such Bank may from time to time notify the Account Parties of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase, reduction or imposition. Such amount shall be due and payable by any applicable Account Party to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Prime Rate. Such notice shall set forth in reasonable detail the calculations upon which such Bank determined such amount. A certificate by such Bank as to the amount due and payable under this Section
2.12 from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts promptly to notify the Account Parties of the occurrence of any event that would give rise to a payment under this Section 2.12; provided, however that, so long as such notice is given within a reasonable period after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on the Account Parties' obligations hereunder. Upon the receipt by the Account Parties from any Bank (an "Affected Bank") of a claim for compensation under this Section 2.12, the Account Parties may designate another commercial lending institution satisfactory to the Issuing Bank to acquire and assume all of such Affected Bank's Letter of Credit Participating Interest Commitment and Letter of Credit Participating Interest, and all other rights and obligations of the Affected Bank hereunder, by giving notice of the name of such institution to the Administrative Agent, the Issuing Bank and the Affected Bank. Such acquisition and assumption shall be made in accordance with Section 9.13(c).

         2.13.  Taxes.

         (a) Payments Net of Taxes. All payments made by the Account Parties under this Agreement or any other Transaction Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

                  (i) in the case of each Agent and each Bank, income, profits, gains or franchise taxes imposed on such Agent or such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Bank, income, profits, gains or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which issue Letters of Credit are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"), unless an Account Party is required by Law to withhold or deduct Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to any Agent or any Bank under this Agreement or any other Transaction Document, the applicable Account Party shall pay the relevant amount of such Taxes and the amounts so payable to such Agent or such Bank shall be increased to the extent necessary to yield to such Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. Whenever any Taxes are paid by an Account Party with respect to payments made in connection with this Agreement or any other Transaction Document, as promptly as possible thereafter, such Account Party shall send to such Agent for its own account or to the Administrative Agent for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Account Party showing payment thereof. If an Agent or a Bank determines in its sole discretion in good faith that it has received a refund in respect of, or that it has been able to utilize to offset its liability for Taxes a credit (a "utilized credit") in respect of, any Taxes as to which it has been indemnified by an Account Party, or with respect to which an Account Party has paid additional amounts pursuant to this
Section 2.13, such Agent or such Bank shall promptly after the date of such receipt pay over the amount of such refund or utilized credit to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by an Account Party under this Section 2.13 with respect to Taxes giving rise to such refund or utilized credit and only to the extent that such Agent or such Bank has determined that the amount of any such refund or utilized credit is directly attributable to payments made under this Agreement), net of all reasonable expenses of such Agent or such Bank (including additional Taxes attributable to such refund or utilized credit, as determined by such Agent or such Bank) and without interest (other than interest, if any, paid by the relevant Official Body with respect to such refund or utilized credit). An Account Party receiving any such payment from an Agent or a Bank shall, upon demand, pay to such Agent or such Bank any amount paid over to such Account Party by such Agent or such Bank (plus penalties, interest or other charges) in the event such Agent or such Bank is required to repay any portion of such refund or utilized credit to such Official Body. Nothing in this Section 2.13(a) shall entitle an Account Party to have access to the records of any Agent or any Bank, including, without limitation, tax returns.

         (b) Indemnity. Each Account Party hereby indemnifies each of the Agents and each of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Account Party hereunder or under any of the other Transaction Documents, any Taxes paid by such Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Agent or such Bank as a result of any failure to pay such Taxes, except by reason of unreasonable delay by such Agent or Bank in notifying an Account Party or in making payment after payment was received from an Account Party), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or such Agent, as the case may be, makes written demand therefor.

         (c) Withholding and Backup Withholding. Each Bank that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the first payment is due to be made to it hereunder or under any other Transaction Document, it will furnish to the Account Parties and the Administrative Agent:

                  (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank which so delivers to the Account Parties and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Account Parties and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Account Parties and the Administrative Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank is entitled to receive payments under this Agreement or any other Transaction Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Account Parties and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case Section 2.13(a) and (b) shall apply to all further payments.

         2.14. Extensions of Expiration Date. An Account Party may, at its option, give the Administrative Agent and the Issuing Bank written notice (an "Extension Request") at any time not more than ninety days, nor less than sixty days, prior to the Expiration Date in effect at such time (the "Current Expiration Date") of such Account Party's desire to extend the Expiration Date to a date which is not later than 364 days after the Current Expiration Date. The Administrative Agent shall promptly inform the Banks of such Extension Request. Each Bank which agrees to such Extension Request shall deliver to the Administrative Agent its express written consent thereto no later than forty-five days prior to the Current Expiration Date. No extension shall become effective unless the express written consent thereto by the Required Commitment Banks and the Issuing Bank is received by the Administrative Agent on or before the forty-fifth day prior to the Current Expiration Date. If the Issuing Bank and the Required Commitment Banks, but not all Commitment Banks, have expressly consented in writing to such Extension Request by such thirtieth day, then the Administrative Agent shall so notify such Account Party and such Account Party may, effective as of the Current Expiration Date, take one or both of the following actions: (i) replace any Commitment Bank which has not agreed to such Extension Request (a "Nonextending Bank") with another commercial lending institution satisfactory to the Issuing Bank (a "Replacement Bank") by giving notice of the name of such Replacement Bank to the Administrative Agent and the Issuing Bank not later than five Business Days prior to the then effective Expiration Date and (ii) elect to implement a Conversion to Tranche System as contemplated by Section 2.15 hereof (or, if the Conversion to Tranche System has previously been implemented, elect to implement a Supplement to Tranche System as contemplated by Section 2.15 hereof). In the event that a Nonextending Bank is to be replaced by a Replacement Bank, such Nonextending Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13(c) hereof. A Nonextending Bank retains the obligation to fund draws on Letters of Credit issued prior to the Expiration Date, unless such Letter of Credit has been renewed since the Expiration Date. If the Issuing Bank and the Required Commitment Banks shall have consented to such Extension Request, then, on the Current Expiration Date, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Notice. The Administrative Agent shall promptly after any such extension advise the Banks of any changes in the Letter of Credit Participating Interest Committed Amounts and the Letter of Credit Participating Interest Commitment Percentages, as well as any changes effected by the election of the Conversion to Tranche System or a Supplement to Tranche System.

         2.15. Tranches. (a) Certain Definitions. As used in this Agreement the following terms have the meanings ascribed thereto:

                           "Commitment Banks" at any time means Banks which have
                  Letter of Credit Participating Interest Commitments at such time and "Commitment Bank" means any one of them.

                           "Conversion to Tranche System" means the written
                  election by the Account Parties, at a time when an Account Party has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify Letters of Credit as Tranche 1 Letters of Credit and Tranche 2 Letters of Credit, all in accordance with Section 2.15(b) hereof.

                           "L/C Termination Date" means, with respect to a
                  Letter of Credit, the date which is stated therein to be the last day on which the beneficiary thereof may draw thereon.

                           "Pro Rata" means: (i) until the first Special
                  Expiration Date, from and to the Banks in accordance with their respective Letter of Credit Participating Interest Percentages and (ii) thereafter, (x) with respect to Tranche 1 Letters of Credit, from and to the Tranche 1 Banks in accordance with their respective Tranche 1 Letter of Credit Participating Interest Percentages, (y) with respect to Tranche 2 Letters of Credit and Tranche 2 Letter of Credit Commitments, from and to the Tranche 2 Banks in accordance with their respective Tranche 2 Letter of Credit Participating Interest Percentages and (z) with respect to each additional Tranche of Letters of Credit (i.e., Tranche 3 Letters of Credit, Tranche 4 Letters of Credit, and so on), if any, from and to the Banks which have Letter of Credit Participating Interest Commitments or Letter of Credit Participating Interests, as applicable, with respect to such Tranche in accordance with their respective related Letter of Credit Participating Interest Percentages.

                           "Required Commitment Banks" at any time means
                  Commitment Banks which have, in the aggregate, Letter of Credit Participating Interest Committed Amounts in excess of 66 2/3% of the total outstanding Letter of Credit Participating Interest Committed Amounts at such time.

                           "Special Expiration Date" means the Expiration Date
                  which is in effect at a time when each of the following has occurred: (i) an Account Party has made an Extension Request pursuant to Section 2.14 hereof, (ii) such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, and (iii) such Account Party has elected to implement a Conversion to Tranche System or a Supplement to Tranche System.

                           "Supplement to Tranche System" means the election by
                  an Account Party at a time when the Conversion to Tranche System has been previously made and when such Account Party has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify additional Letters of Credit as Tranche X Letters of Credit.

                           "Tranche 1 Bank" shall mean each Bank which is a Bank
                  immediately prior to the first Special Expiration Date.

                           "Tranche 1 Letter of Credit" means each Letter of
                  Credit which is issued prior to the first Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such first Special Expiration Date.

                           "Tranche 1 Letter of Credit Participating Interest
                  Percentage" for each Tranche 1 Bank means such Bank's Letter of Credit Participating Interest Percentage immediately prior to the first Special Expiration Date.

                           "Tranche 2 Bank" shall mean each Bank which has a
                  Tranche 2 Letter of Credit Participating Interest Commitment.

                           "Tranche 2 Letter of Credit" means each Letter of
                  Credit which is issued prior to the second Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such second Special Expiration Date and shall not include any Tranche 1 Letter of Credit (it being understood that a Letter of Credit may change from a Tranche 1 Letter of Credit to a Tranche 2 Letter of Credit as a result of the extension, after the first Special Expiration Date, of its L/C Termination
                  Date).

                           "Tranche 3 Letter of Credit" and "Tranche 4 Letter of
                  Credit" have the meanings set forth in the definition of the term "Tranche X".

                           "Tranche X" shall mean Tranche 3 if there are
                  existing Tranche 2 Letters of Credit but not Tranche 3 Letters of Credit, Tranche 4 if there are existing Tranche 3 Letters of Credit but not Tranche 4 Letters of Credit, and so on in consecutive integral succession. The terms "Tranche X Bank", "Tranche X Letter of Credit Participating Interest Commitment", "Tranche X Letter of Credit Participating Interest Committed Amount" and "Tranche X Letter of Credit Participating Interest Percentage" shall have comparable meanings. The term "Tranche X Letter of Credit" shall have a comparable meaning, but such meaning shall be consistent with the following: (i) the term "Tranche 3 Letter of Credit" means each Letter of Credit which is issued prior to the third Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such third Special Expiration Date and shall not include any Tranche 1 Letter or Credit or any Tranche 2 Letter of Credit; (ii) the term "Tranche 4 Letter of Credit" means each Letter of Credit which is issued prior to the fourth Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such fourth Special Expiration Date and shall not include any Tranche 1 Letter of Credit, any Tranche 2 Letter of Credit or any Tranche 3 Letter of Credit; (iii) the terms "Tranche 5 Letter of Credit", "Tranche 6 Letter of Credit", and so on shall have comparable meanings (it being understood that a Letter of Credit can change from one Tranche to another as a result of an extension of its L/C Termination Date).

         (b) Conversion to Tranche System. If the Account Parties elect the Conversion to Tranche System with respect to an Extension Request, the following shall occur: (i) the Letter of Credit Participating Interest Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate as of the Special Expiration Date related to such Extension Request, but such Nonextending Banks (other than Nonextending Banks which have been replaced as contemplated by Section 2.14 hereof) shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Tranche 1 Letters of Credit and shall retain their respective Letter of Credit Participating Interests in and with respect to Tranche 1 Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche 2 Letter of Credit Participating Interest Commitment" and the Letter of Credit Participating Interested Committed Amount of such Bank shall be its "Tranche 2 Letter of Credit Participating Interest Committed Amount"; (iii) the "Tranche 2 Letter of Credit Participating Interest Commitment Percentage" for each Tranche 2 Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche 2 Bank's Tranche 2 Letter of Credit Participating Interest Committed Amount and the denominator of which is the aggregate Tranche 2 Letter of Credit Participating Interest Committed Amounts of all of the Tranche 2 Banks; and (iv) the Issuing Bank shall have no obligation to issue any Tranche 2 Letters of Credit (or to permit any Letter of Credit to become a Tranche 2 Letter of Credit by extension of its L/C Transaction Date) if the Letters of Credit Exposure upon such issuance (or extension) issued exceed the aggregate of the Banks' Tranche 2 Letter of Credit Participating Interest Committed Amounts.

         (c) Supplement to Tranche System. If the Account Parties elect a Supplement to Tranche System with respect to an Extension Request, the following shall occur: (i) the Letter of Credit Participating Interest Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate, but such Nonextending Banks shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Letters of Credit under existing Tranches and shall retain their respective Letter of Credit Participating Interests in and with respect to existing Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche X Letter of Credit Participating Interest Commitment" and the Letter of Credit Participating Interested Committed Amount of such Bank shall be its "Tranche X Letter of Credit Participating Interest Committed Amount"; (iii) the "Tranche X Letter of Credit Participating Interest Commitment Percentage" for each Tranche X Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche X Bank's Tranche X Letter of Credit Participating Interest Committed Amount, and the denominator of which is the aggregate Tranche X Letter of Credit Participating Interest Committed Amounts of all of the Tranche X Banks, all as contemplated by the definition of the term "Tranche X" contained in paragraph (a) of this Section 2.15; and (iv) the Issuing Bank shall have no obligation to issue any Tranche X Letters of Credit (or to permit any Letter of Credit to become a Tranche X Letter of Credit by extension of its L/C Transaction Date) if the Letters of Credit Exposure upon such issuance (or extension) issued exceed the aggregate of the Banks' Tranche X Letter of Credit Participating Interest Committed Amounts.





                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.


         Each Credit Party represents and warrants to the Issuing Bank, the Banks and the Agents that:

         3.01. Corporate Existence and Standing. Such Credit Party and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the power and authority to own its properties and assets, and to carry on its business as presently conducted, and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         3.02. Authorization and Validity. Such Credit Party and any Subsidiary of such Credit Party which is also a Credit Party has all requisite corporate power and authority and legal right to execute and deliver (or file, as the case may be) this Agreement and any other Transaction Document to which it is a party, to request the issuance of Letters of Credit and to perform its obligations hereunder and thereunder. The execution and delivery (or filing, as the case may be) by such Credit Party of this Agreement and each such Transaction Document and the performance of its obligations hereunder and thereunder have been duly authorized by proper corporate proceedings and this Agreement and each such Transaction Document constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.03. Compliance with Laws and Contracts. Such Credit Party and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by such Credit Party of the Transaction Documents, the issuance or use of the Letters of Credit, the consummation of the transactions contemplated by the Transaction Documents nor compliance with the provisions of the Transaction Documents will, or at the relevant time did, (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or any Subsidiary or such Credit Party's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Credit Party or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of such Credit Party or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement or (c) require any consent of the stockholders of any Person except for approvals or consents which will be obtained before the initial Letter of Credit issuance and are disclosed on Schedule 3.03, except for any violation of, or failure to obtain an approval or consent required under, any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

         3.04. Governmental Consents. Except as set forth on Schedule 3.04 hereto, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, a Governmental Authority, or any subdivision thereof, any securities exchange or any other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of any of the Transaction Documents, the issuance or use of the Letters of Credit or the consummation of any transaction contemplated in the Transaction Documents.

         3.05. Financial Statements. URC and URGI have heretofore furnished to the Administrative Agent, with sufficient copies for each Bank, the financial statements listed on Schedule 3.05 hereto (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles or SAP, as applicable, and, together with the related notes, fairly presents the consolidated financial condition and operations of the relevant Credit Party and its Subsidiaries, or of the relevant Insurance Subsidiary, as applicable, at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

         3.06. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance, prospects or operations of URC and its Subsidiaries, taken as a whole, or of URGI and its Subsidiaries, taken as a whole, has occurred since December 31, 1997.

         3.07. Taxes. Except as set forth in Schedule 3.07 hereto, such Credit Party and each of its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable state tax returns and all other material tax returns which are required to be filed by it, each of Alleghany and each other Consolidated Person has filed or caused to be filed all United States federal and material applicable state tax returns which are required to be filed by it on a consolidated or combined basis and which include URC or any Subsidiary of URC and each of the Credit Parties, the Subsidiaries, Alleghany and each other Consolidated Person has paid all taxes due pursuant to said returns or pursuant to any assessment received by such person, except, in each case, such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists. From and after October 7, 1993, each of URC and each Subsidiary of URC has joined in the filing of a consolidated federal income tax return with Alleghany. No tax liens have been filed and no claims are being asserted with respect to any taxes for which any Consolidated Person may be liable which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves (a) on the books of each Credit Party and its Subsidiaries in respect of any taxes or other governmental charges and (b) on the books of Alleghany and such other Consolidated Person in respect of any taxes or other governmental charges owing with respect to any tax year beginning after December 31, 1992 are in accordance with Agreement Accounting Principles or SAP, as applicable.

         3.08. Litigation. There is no litigation, arbitration proceeding, inquiry or governmental investigation pending or, to the knowledge of any of its officers, threatened against or affecting such Credit Party or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a Material Adverse Effect if adversely determined.

         3.09. Insurance Licenses. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To such Credit Party's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. No Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule 3.09.
Schedule 3.09 also indicates the line or lines of insurance in which each Insurance Subsidiary is engaged and the state or states in which such Insurance Subsidiary is licensed to engage in any line of insurance in each case as of the date of this Agreement.

         3.10. Use of Proceeds. Such Credit Party is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

         3.11. Permits, Licenses and Rights. Such Credit Party and each Subsidiary of such Credit Party own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without, to the best knowledge of such Credit Party, conflict with the rights of others, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         3.12. Disclosure. None of the (a) information, exhibits or reports furnished by or on behalf of any Credit Party to any Agent or to any Bank in connection with this Agreement or the Transaction Documents and the transactions contemplated hereby and thereby or (b) representations or warranties of any Credit Party contained in this Agreement, the other Transaction Documents or any other document, certificate or written statement furnished to the Agents or the Banks by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the Transaction Documents contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made and on the date as of which the same were made; provided, that this Section 3.12 shall not apply to any plan, forecast, projection or pro forma financial information contained in such materials that is based upon good faith estimates and assumptions believed to be reasonable at the time made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made. There is no fact known to any Credit Party (other than matters of a general economic or political nature and other than matters applicable to the insurance industry generally) that has had since December 31, 1997 or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Agents or Banks for use in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

         3.13. Environmental Laws. There are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding"), whether pending or, to such Credit Party's knowledge, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against such Credit Party or any of its Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no such Proceedings pending, or to such Credit Party's knowledge threatened, except as disclosed on Schedule 3.13. Such Credit Party and each of its Subsidiaries have obtained and are in compliance in all material respects with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating, in each case, to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. As of the date hereof, such Credit Party and its Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, and, to the knowledge of such Credit Party, no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

         3.14. Reserves. Each reserve and other liability amount in respect of the insurance business, including, without limitation reserve and other liability amounts in respect of insurance policies, established or reflected in the SAP Financial Statements for the year ended December 31, 1997 of each Insurance Subsidiary, was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its state of domicile.

         3.15. Year 2000 Compliance. Such Credit Party has reviewed its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of such Credit Party's or any of its Subsidiaries' major commercial counter-parties. Such

Credit Party represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

         3.16. Capitalization. Schedule 3.16 hereto contains (a) an accurate description of URGI's capitalization as of June 30, 1998, after giving pro forma effect to the Closing Transactions and (b) an accurate list of all of such Credit Party's existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by such Credit Party or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Credit Party and of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all Liens. Except as set forth on
Schedule 3.16, no authorized but unissued or treasury shares of capital stock of such Credit Party or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 3.16, neither the Credit Party nor any Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of such Credit Party or such Subsidiary. Neither the Credit Party nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 3.16. Except as set forth on
Schedule 3.16 as of the date hereof such Credit Party does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries.

         3.17. ERISA. The Unfunded Liabilities of all Single Employer Plans maintained by such Credit Party or any of its Subsidiaries do not in the aggregate exceed $1,000,000 and the Unfunded Liabilities of all Single Employer Plans maintained by the other members of the Controlled Group do not in the aggregate exceed an amount which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.17 neither such Credit Party nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan maintained by such Credit Party or any of its Subsidiaries, no Reportable Event has occurred with respect to any Plan maintained by any other member of the Controlled Group that could reasonably be expected to have a Material Adverse Effect, neither such Credit Party nor any Subsidiary has withdrawn from any Multiemployer Plan or initiated steps to do so, no other member of the Controlled Group has withdrawn from any Multiemployer Plan resulting in any withdrawal liability that could reasonably be expected to have a Material Adverse Effect or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan by any member of the Controlled Group or, to such Credit Party's knowledge, by any other Person.

         3.18. Defaults. No Default or Unmatured Default has occurred and is continuing.

         3.19. Federal Reserve Regulations. Neither the Credit Party nor any its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Letter of Credit will be used in a manner which would violate, or result in a violation of Regulation T, Regulation U or Regulation X. Neither the issuance of any Letter of Credit hereunder nor the use of the proceeds thereof will violate or conflict with the provisions of, Regulation T, Regulation U or Regulation X. Following the issuance of any Letters of Credit, less than 25% of the value (as determined by any reasonable method) of the assets of such Credit Party and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole has been, and will continue to be, represented by Margin Stock.

         3.20. Investment Company; Public Utility Holding Company Act. Neither such Credit Party nor any Subsidiary is, or after giving effect to the issuance of any Letter of Credit will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither such Credit Party nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.21. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by such Credit Party or any Subsidiary with respect to any of the transactions contemplated by this Agreement. Such Credit Party hereby agrees to indemnify the Agents and the Banks against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by such Credit Party in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for any Agent or any Bank which attorneys may be employees of any Agent or any Bank) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by such Credit Party or any Subsidiary for any other services rendered to such Credit Party or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.

         3.22. Solvency. As of the date hereof, before and after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the payment of all fees, costs and expenses payable by the Credit Party or its Subsidiaries with respect to the transactions contemplated by the Transaction Documents, each Credit Party (individually and on a consolidated basis) is Solvent.

         3.23. Ownership of Properties. Except as set forth on Schedule 3.23 hereto, such Credit Party and its Subsidiaries own, free of all Liens, other than those permitted by Section 6.16 or by any of the other Transaction Documents, all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of such Credit Party, there are no actual, threatened or alleged defaults with respect to any leases of real property under which such Credit Party or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Such Credit Party and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid or been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

         3.24. Indebtedness. Attached hereto as Schedule 3.24 is a complete and correct list of all Indebtedness of such Credit Party and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $1,000,000 for a single item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions. Such Credit Party has delivered or caused to be delivered to the Administrative Agent, with sufficient copies for each of the Banks, a true and complete copy of each instrument evidencing Indebtedness in a principal amount of $5,000,000 or more and of each document pursuant to which any of such Indebtedness was issued.

         3.25. Material Agreements. Neither such Credit Party nor any Subsidiary is a party to any agreement or instrument or subject to any charter, bylaw or other restriction set forth in a similar governing document which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to such Credit Party or (c) repay loans or advances from such Credit Party. Neither such Credit Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         3.26 Insurance. Such Credit Party and its Subsidiaries maintain insurance on their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice.



                                   ARTICLE IV

                                   CONDITIONS


         4.01. Effectiveness. The effectiveness of this Agreement shall be subject to the following conditions:

         (a) Proceedings and Incumbency. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank a certificate with respect to each Credit Party in form and substance satisfactory to each Co-Arranger dated the Closing Date and signed on behalf of each Credit Party by the Secretary or an Assistant Secretary of such Credit Party certifying as to:
(a) true copies of all corporate action taken by such Credit Party relative to this Agreement and the other Transaction Documents applicable to it, including but not limited to that described in Section 3.02 hereof and (b) the names, true signatures and incumbency of the officer or officers of such Credit Party authorized to execute and deliver this Agreement and the other Transaction Documents applicable to it. Each Bank, the Issuing Bank and each Agent may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to such Person.

         (b) Organizational Documents. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank (i) certified copies of the articles of incorporation or memorandum of association and by-laws or other equivalent organizational documents for each Credit Party and (ii) a certificate of good standing for each Credit Party certified by the appropriate Official Body of its place of organization.

         (c) Opinions of Counsel. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank written opinions addressed to the Banks, dated the Closing Date, of Messrs. Dewey Ballantine LLP, counsel for URGI and URC and special English counsel for Talbot Underwriting Limited, and of Messrs. Conyers, Dill & Pearman, special Bermuda counsel for Venton Underwriting Limited, in form and substance satisfactory to each Bank, which together are substantially to the effects set forth in Exhibit C.

         (d) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to each Bank, and each Bank shall have received all such counterpart originals or certified or other copies of this Agreement and the other the Transaction Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as such Bank has reasonably requested.

         (e) Fees and Expenses. Each Credit Party shall have paid all fees and other compensation to be paid by it hereunder, or with respect to the transactions contemplated hereby, on or prior to the Closing Date.

         (f) Representation and Warranties. The representations and warranties contained in Article III hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         (g) Letter of Credit Agreement. The Continuing Letter of Credit Agreement shall have been delivered to the Administrative Agent and the Issuing Bank, duly executed by each Account Party.

         (h) Other Certificates, Opinions or Documents. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank such other certificates, opinions or documents as may be reasonably requested by the Co-Arrangers.

         (i) Licenses; Regulatory Approvals. Each Credit Party shall have obtained all licenses and regulatory approvals, if any, which are necessary to complete the transactions contemplated by this Agreement and the other Transaction Documents.

         4.02. Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letters of Credit hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by each Credit Party of its obligations to be performed hereunder on or before the date of such Letters of Credit and to the satisfaction of the following further conditions:

         (a) Representations and Warranties; Events of Default and Unmatured Defaults. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Letter of Credit issued hereunder with the same effect as though made on and as of each such date, and on the date of each Letter of Credit issued hereunder no Default and no Unmatured Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Letter of Credit to be issued on such date. Failure of the Administrative Agent to receive notice from the applicable Credit Party to the contrary before any Letter of Credit is issued hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Letter of Credit with the same effect as though made on and as of such date and (ii) on the date of such Letter of Credit no Default or Unmatured Default has occurred and is continuing or exists or will occur or exist after giving effect to such Letter of Credit.

         (b) Commitment. The fact that, immediately after the issuance of such Letter of Credit, the aggregate outstanding Stated Amounts (determined as Dollar Equivalents) of the Letters of Credit issued and outstanding hereunder will not exceed the aggregate amount of the Letter of Credit Participating Interest Committed Amounts.



                                    ARTICLE V

                                    GUARANTEE


         5.01. The Guarantee. Each of the Guarantors hereby irrevocably, unconditionally and absolutely guarantees to the Agents, the Issuing Bank and the Banks, and becomes surety for, the prompt payment of the Obligations of the Account Parties (the "Guaranteed Obligations") in full when due (whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees, as a primary obligor, that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise and whether or not such payments would not be permitted under any applicable bankruptcy or similar law), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, to the extent the obligations of either Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

         5.02. Obligations Unconditional. The obligations of each Guarantor under this Article are irrevocable, absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Account Party, for amounts paid under this Article V until such time as the Banks have been paid in full, no Letter of Credit is outstanding, the Letter of Credit Participating Interest Commitments under this Agreement have been terminated and no Person or Official Body shall have any right to request any return or reimbursement of funds from any Bank in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of either Guarantor hereunder which shall remain irrevocable, absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, any Agent or any Bank as security for any of the Guaranteed Obligations shall be void or violable, or shall fail to attach or be perfected or any Agent or any Bank shall fail to realize on any collateral security; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of either Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of either Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Banks exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. This is a guarantee of payment and not merely of collection.

         5.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and the Banks on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Agent or any Bank in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

         5.04. Remedies. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor, on the one hand, and the Agents and the Banks, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.01) for purposes of Section 5.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of said Section 5.01.

         5.05. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

         5.06. No Restrictions. Except for restrictions under the Transaction Documents, neither Guarantor shall be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Guarantor, or otherwise) on the right of such Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to any Account Party, (y) make loans or advances to my Account Party, or (z) transfer any of its properties or assets to my Account Party.

                                   ARTICLE VI

                                    COVENANTS

                  During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

                  6.01. Financial Reporting. Each Credit Party will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Banks:

                  (a) As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the independent certified public accountants of URGI or of Venton, as the case may be) audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for URGI and its Subsidiaries and for Venton and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows accompanied by (i) any control letter prepared by said accountants addressed to the audit committee of the board of directors of URGI or Venton, as the case may be, (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing. they have obtained no knowledge of any Default or Unmatured Default, or if in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (iii) a letter from said accountants addressed to the Banks acknowledging that the Banks are relying on such certificate as part of their credit consideration of the transactions hereby contemplated and authorizing such reliance.

                  (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, commencing September 30, 1998, for URGI and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                  (c) (i) Upon the earlier of (A) fifteen days after the regulatory filing date or (B) 75 days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary, certified by the chief financial officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP and (ii) no later than each June 15, copies of such Annual Statements audited and certified by independent certified public accountants of recognized annual standing.

                  (d) Upon the earlier of (i) ten days after the regulatory filing date or (ii) 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of each of the Insurance Subsidiaries, certified by the chief financial officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP.

                  (e) Promptly and in any event within ten days after (i) learning thereof, notification of any changes after the date hereof in the rating given by (A) A.M. Best & Co. or Standard & Poor's in respect of any Insurance Subsidiary or (B) Standard & Poor's or Moody's in respect of the senior Indebtedness of any Credit Party and (ii) receipt thereof, copies of any ratings analysis by (A) A.M. Best & Co. or Standard & Poor's relating to any Insurance Subsidiary or (B) Standard & Poor's or Moody's in respect of the senior Indebtedness of any Credit Party.

                  (f) Copies of any actuarial certificates prepared with respect to any Insurance Subsidiary by an employee of or an actuary engaged by such Insurance Subsidiary, promptly after the receipt thereof.

                  (g) As soon as available but in any event not later than the last Business Day in February of each year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of URGI and its Subsidiaries for such Fiscal Year.

                  (h) Together with the financial statements required by clauses
(a) and (b) above, a compliance certificate in substantially the form of Exhibit D hereto signed by the chief financial officer of URGI showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (i) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

                  (j) As soon as possible and in any event within ten days after any Credit Party knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of URGI, describing said Termination Event and the action which such Credit Party proposes to take with respect thereto and as soon as possible and in any event within ten days after learning thereof notification of any lien imposed by the PBGC or the IRS on the assets of any member of the Controlled

Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which relates to liabilities in excess of ten percent of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries.

                  (k) As soon as possible and in any event within ten days after receipt by any Credit Party, a copy of (i) any notice, claim, complaint or order to the effect that a Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Credit Party, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment. and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by such Credit Party or any of its Subsidiaries. Within ten days of any Credit Party or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, URGI or URC shall provide the Administrative Agent with written notice thereof.

                  (1) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Credit Party or any of its Subsidiaries files with the NAIC or any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by any Credit Party or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority.

                  (m) Promptly and in any event within ten days after learning thereof, notification of (i) any tax assessments demand, notice of proposed deficiency or notice of deficiency received by Alleghany or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, of any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries taken as a whole.

                  (n) Such other information (including, without limitation, the annual Best's Advance Report Service report prepared with respect to each Insurance Subsidiary rated by A.M. Best & Co.) as any Agent or any Bank may from time to time reasonably request.

                  6.02. Use of Proceeds. Each Account Party will, and will cause each Subsidiary to, use the Letters of Credit issued hereunder for its general corporate purposes. The Account Parties will not permit the issuance of any Letter of Credit in connection with the purchase or carrying of any Margin Stock or in connection with the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

                  6.03. Notice of Default. The Credit Parties will, and will cause each Subsidiary to, give prompt notice in writing to the Banks of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or other, relating specifically to any Credit Party or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of or the institution of any proceedings to revoke or suspend any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

                  6.04. Conduct of Business. Each Credit Party will, and will cause each Subsidiary to, (a) carry on and conduct its business only in substantially the same manner as it is presently conducted, (b)(i) with respect to URGI, only engage in the business of a holding company owning entities engaged in the business of insurance or reasonably incidental activities, (ii) with respect to each Insurance Subsidiary, only engage in the insurance business in which it is engaged or licensed as of the date hereof if it is an Insurance Subsidiary as of such date, or as of the date of its Purchase, if hereafter acquired, or only engage in the insurance business for which it is formed, if hereafter formed, and (iii) with respect to each other Subsidiary, only engage in the business in which it is engaged as of the date hereof if it is a Subsidiary as of such date, or as of the date of its Purchase if hereafter acquired, or only engage in the business for which it is formed, if hereafter formed, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite qualification to conduct business in each other jurisdiction in which such qualification is required, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that
(i) any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by the board of directors or management of such Insurance Subsidiary to be in the best interest of such Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect and (ii) any Subsidiary that is not actively engaged in business may be dissolved, if such dissolution is determined by URGI's board of directors to be in the best interest of the Credit Parties and could not reasonably be expected to have a Material Adverse Effect. No Insurance Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Banks. Each Wholly-Owned Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly-Owned Subsidiary except as permitted by Section 6.12. It is understood that a merger of a Subsidiary of URC into an entity which is a Wholly-Owned Subsidiary of URC, to the extent otherwise permitted by this Agreement, will not be deemed to violate this Section 6.04. It is also understood that a merger of a Subsidiary of URGI (which is not a Subsidiary of URC) into an entity which is a Wholly-Owned Subsidiary of URGI, to the extent otherwise permitted by this Agreement, will not be deemed to violate this Section 6.04.

                  6.05. Taxes. Each Credit Party will, and will cause each Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns required to be filed by it that are true and correct in all material respects, and each of each Credit Party, their respective Subsidiaries, Alleghany and each other Consolidated Person will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except, in each case those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles or SAP, as applicable.

                  6.06. Insurance. Each Credit Party will, and will cause each Subsidiary to, maintain insurance on all their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice, and the Credit Parties will furnish to any Agent and any Bank upon request all information as to the insurance carried.

                  6.07. Compliance with Laws. Each Credit Party will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  6.08. Maintenance of Properties; Year 2000 Compliance. (a) Each Credit Party will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition except for ordinary wear and tear, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, that any Credit Party or any Subsidiary may, subject to Section 6.13, dispose of any Property that such Person deems unnecessary for the conduct of its business.

                  (b) Each Credit Party shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect. At the request of the Administrative Agent, each Credit Party will provide the Administrative Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Required Banks as to the capability of the such Credit Party and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.


                  6.09. Inspection. Each Credit Party will, and will cause each Subsidiary to, permit the Agents and the Banks, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of such Credit Party and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the such Credit Party and each Subsidiary, and to discuss the affairs, finances and accounts of such Credit Party and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. Each Credit Party will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

                  6.10. Capital Stock and Dividends. No Credit Party will, nor will it permit any Subsidiary to, (a) issue any capital stock or equity securities of any kind if as a result thereof a Change in Control would occur, or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding if a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section
6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter), except that any Subsidiary of URC may declare and pay dividends or make distributions to URC or any Wholly-Owned Subsidiary or URC.

                  6.11. Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (a) the Obligations;

                  (b) Indebtedness existing (or committed to) on the date hereof and described in Schedule 3.24 hereto;

                  (c) Rate Hedging Obligations related to the loans described in item 3 of Schedule 3.24;

                  (d) Contingent Obligations permitted pursuant to Section 6.15; and

                  (e) additional Indebtedness of URGI in an aggregate principal amount not exceeding $25,000,000, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to the incurrence of such Indebtedness (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter).

                  6.12. Merger. No Credit Party will, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person except that
(a) a Wholly-Owned Subsidiary of URC may merge into URC or any Wholly-Owned Subsidiary of URC and (b) any Subsidiary formed for the purpose of effecting a transaction permitted under Section 6.14(a)(iv) or (b)(v) may merge with another entity if required to consummate such transaction.

                  6.13. Sale of Assets. No Credit Party will, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person except for (a) sales of Investments in the ordinary course of business by a Credit Party or any Insurance Subsidiary, including without limitation, transactions undertaken for the purpose of restructuring all or a part of the portfolio of Investments owned by such Credit Party or Insurance Subsidiary and (b) leases, sales, transfers or other dispositions of its Property that together with all other Property of its Subsidiaries previously leased, sold or disposed of (other than Investments sold in the ordinary course of business by Insurance Subsidiaries) as permitted by this Section 6.13 since the date hereof do not constitute a Substantial Portion of the Property of URGI and its Subsidiaries.

                  6.14. Investments and Purchases. (a) URGI will not, and will not permit any Subsidiary or other Credit Party which is not an Insurance Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

                           (i)  Cash and Cash Equivalents;

                           (ii) Investments in existence as of October 23, 1998
                  (including Investments in Subsidiaries as of such date) and described in Schedule 6.14 hereto;

                           (iii) Investments in debt securities rated BBB- or
                  better by Standard & Poor's, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; provided, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by Section 6.14(a)(vi) and
                  (B) if not then permitted by Section 6.14(a)(vi) remain permitted hereby until the earlier of the time it is permitted under Section 6.14(a)(vi) and the date which is 30 days after the date on which such rating requirement is no longer met;

                           (iv) Purchases of businesses or entities engaged in
                  the insurance business or businesses reasonably incident thereto which do not constitute hostile takeovers (including the creation of Subsidiaries in connection therewith) so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Purchase or creation (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter);

                           (v) Other Investments by URGI in any Person which is
                  a Subsidiary as of the date hereof so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such investment (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter); and

                           (vi) Other Investments by URGI in an amount not
                  exceeding $40,000,000 (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture) so long as at the time of such Investment no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter).

                  (b) The Credit Parties will not permit any Insurance Subsidiary to make or suffer to exist any Investments (including, without limitation, loans and advances to and other Investments in Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture or to make any Purchases, except:

                           (i)  Cash and Cash Equivalents;

                           (ii) Investments in debt securities rated BBB- or
                  better by Standard & Poor's, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC, provided, that any such Investment which. at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by Section 6.14(b)(vi) and
                  (B) if not then permitted by Section 6.14(b)(vi) remain permitted hereby until the earlier of the time it is permitted under Section 6.14(b)(vi) and the date which is 30 days after the date on which such rating requirement is no longer met;

                           (iii) Existing Investments in Subsidiaries and other
                  Investments in existence on the date hereof;

                           (iv) Other Investments in any Person which is a
                  Subsidiary as of the date hereof so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter);

                           (v) Purchases of businesses or entities engaged in
                  the insurance business which do not constitute hostile takeovers (including the creation of Subsidiaries in connection therewith) made after the date of this Agreement for an aggregate consideration not to exceed $50,000,000, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section
                  6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter); and

                           (vi) Other Investments (including the creation of
                  Subsidiaries and Investments therein and Investments in any partnership or joint venture but excluding any Investment of the type described in clause (b)(v) above) of a type acceptable to the insurance commissioner in the respective domiciliary state of such Insurance Subsidiary, provided, that such Investments do not exceed, in the aggregate at any one time outstanding, an amount equal to the Total Admitted Assets (as presented on the "Assets" statement, currently Page 2, Line 22 of the Annual Statement-1997) of all Insurance Subsidiaries (determined, where applicable, on a combined basis by reference to the comparable line in the combined Annual Statement) less 125% of the aggregate Total Required Liabilities (as presented on the "Liabilities, Surplus and Other Funds" statement, currently Page 3, Line 21 of the Annual Statement-1997) of all Insurance Subsidiaries (determined, where applicable, on a combined basis by reference to the comparable line in the combined Annual Statement); provided, further, that the fair market value of the Investment in Burlington Northern Santa Fe Corporation held by URGI and its Insurance Subsidiaries shall be subtracted from such amount for so long as such Investment exists.

                  6.15. Contingent Obligations. No Credit Party will, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) the Contingent Obligations described on
Schedule 3.24, (b) Contingent Obligations in respect of insurance contracts or policies issued in the ordinary course of business, (c) Contingent Obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under insurance policies or contracts,
(d) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business and (e) the Obligations.

                  6.16. Liens. No Credit Party will, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of such Credit Party or any of its Subsidiaries, except Liens in favor of the Bank Parties to secure obligations hereunder and except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting or SAP, as applicable, shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such Credit Party or its Subsidiaries;

                  (e) Deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory liens or liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

                  (f) Rights of third parties with respect to amounts deposited with or for the benefit of any Insurance Subsidiary in trust to secure obligations owed to any Insurance Subsidiary under contracts of reinsurance entered into in the ordinary course of such Insurance Subsidiary's business;

                  (g) Liens existing on the date hereof and described in
Schedule 6.16 hereto; and

                  (h) Other Liens securing Indebtedness or obligations with an aggregate principal amount not in excess of $1,000,000 at any time outstanding.

                  6.17. Affiliates. No Credit Party will, nor shall it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate of such Credit Party (other than URC Barbados Holding Corp. and entities owned by it) except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than the Credit Party or such Subsidiary would obtain in a comparable arm's-length transaction.

                  6.18. Other Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date when due (other than the Obligations) while a Default or Unmatured Default has occurred and is continuing.

                  6.19. Environmental Matters. Each Credit Party shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all commercially reasonable transactions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by such Credit Party or any of its Subsidiaries.

                  6.20. Change in Corporate Structure; Fiscal Year. No Credit Party shall, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Banks (provided that such Credit Party shall notify the Administrative Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

                  6.21. Inconsistent Agreements. No Credit Party shall, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amending of the Transaction Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to a Credit Party of which it is a Subsidiary or (iii) repay loans or advances from a Credit Party or (b) contains any provision which would be violated or breached by the issuance of Letters of Credit or by the performance by any Credit Party of any of its obligations under any Loan Document.

                  6.22.  Financial Covenants.  The Credit Parties shall:

                  (a) Minimum Statutory Surplus. At all times after the date hereof, cause URC and its Insurance Subsidiaries, as determined on a combined basis for URC and all of its Insurance Subsidiaries (without double counting) as of the last day of each Fiscal Quarter, to maintain a minimum Statutory Surplus at least equal to the sum of (i) $555,000,000, plus (ii) 100% of any capital contributions made to URC or to any of its Insurance Subsidiaries after June 30, 1998 (without double counting), plus (iii) 35% of positive Statutory Net Income, if any, for each Fiscal Quarter ending after January 1, 1999, and on or prior to the time of determination.

                  (b) Leverage Ratio. At all times after the date hereof determined as of the end of each Fiscal Quarter, cause URGI and its Subsidiaries to maintain a Leverage Ratio of not more than 0.50 to 1.0

                  (c) Adjusted Leverage Ratio. At all times after the date hereof determined as of the end of each Fiscal Quarter cause URGI and its Subsidiaries to maintain an Adjusted Leverage Ratio of not more than 0.35 to 1.0.

                  (d) URC Risk-Based Capital Ratio. At all times after the date hereof determined as of the end of each Fiscal Quarter cause URC and its Insurance Subsidiaries to maintain a Statutory Risk-Based Capital Ratio of not less than 3.15 to 1.0.

                  6.23. Tax Consolidation. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or unitary income tax return with any Person (other than any of its Subsidiaries, Alleghany or any other Consolidated Person), except as required by law. No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any tax sharing agreement with any Person (other than Alleghany, another Credit Party or any of its Subsidiaries) without the written consent of the Required Banks. Each Credit Party will cause each

Subsidiary (including any newly acquired or newly created Subsidiary) to enter into a tax sharing agreement with such Subsidiary's immediate parent corporation, which tax sharing agreement shall obligate such Subsidiary to pay to such Subsidiary's immediate parent corporation an amount of tax substantially equal to the amount of tax such parent corporation is required to pay to Alleghany (or to a Subsidiary of Alleghany) by reason of the taxable income of such Subsidiary. No Tax Sharing Agreement or other agreement described above may be amended to provide for any payments to be made to Alleghany in an amount substantially in excess of the amount of tax which Alleghany is required to pay by reason of the taxable income of URGI and its Subsidiaries.

                  6.24.  ERISA Compliance.

                  With respect to any Plan neither any Credit Party nor any Subsidiary shall:

                (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 could be imposed;

                (b) permit to be incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived;

                (c) permit the occurrence of any Termination Event which could result in a liability to any member of the Controlled Group in excess of $1,000,000;

                (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or

                (e) permit the establishment, or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could reasonably be expected to result in liability to any member of the Controlled Group watch, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.



                                   ARTICLE VII

                                EVENTS OF DEFAULT


         7.01. Events of Default. The occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law) shall be a Default:

         (a) Any Account Party shall default in the payment when due of any reimbursement obligation with respect to any Letter of Credit;

         (b) Any Account Party shall default in the payment when due of any Letter of Credit Fee, Commitment Fee, or any other fee or amount payable hereunder which default shall continue for a period of five days from the due date thereof;

         (c) Any Credit Party shall default in the observance, performance or fulfillment of any covenant contained in Section 6.02, Section 6.03(a) or Sections 6.10 through 6.24 hereof;

         (d) Any Credit Party shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof and such default shall not be remedied for a period of thirty days after written notice thereof to such Credit Party from any Agent or any Bank;

         (e) The default by any Credit Party or any Subsidiary of a Credit Party in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $5,000,000 was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or any such Indebtedness of a Credit Party or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

         (f) Any Credit Party or any Subsidiary of a Credit Party shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.01(f), (vi) fail to contest in good faith any appointment or proceeding described in Section 7.01(g) or (vii) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due;

         (g) Without the application, approval or consent of a Credit Party or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Credit Party or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.01(f)(iv) shall be instituted against any Credit Party or any Subsidiary or a Credit Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five consecutive days;

         (h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Credit Party or its Subsidiaries which, when taken together with all other Property of URGI and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion;

         (i) Any Credit Party or any Subsidiary of a Credit Party shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced;

         (j) Any representation or warranty made or deemed made by or on behalf of any Credit Party to the Banks, the Issuing Bank or the Agents under or in connection with this Agreement or any other Transaction Document, or any certificate or material information delivered in connection with this Agreement or any other Transaction Document, shall prove to have been false in any material respect on the date as of which made or deemed made;

         (k)  A Change in Control shall occur;

         (l) The guarantee contained in Article V hereof shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of URGI or URC, or any Credit Party or any Person acting for or on behalf of any of such parties contests such validity or binding nature of such guarantee, or any other Person shall assert any of the foregoing;

         (m) URC shall fail to maintain an A.M. Best claims paying rating of at least A-;

         (n) Any material License of any Insurance Subsidiary (a) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary and shall not have been dismissed within 60 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 60 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Insurance Subsidiary;

         (o) Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $250,000 in any single instance or other such orders imposing fines in excess of $1,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith;

         (p) Any Insurance Subsidiary shall become subject to (i) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (ii) any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect which in either case is not stayed within thirty days;

         (q) Any Credit Party, any Subsidiary of a Credit Party, Alleghany or any other Consolidated Person shall receive any tax assessment, demand or notice of deficiency or have any tax liens filed or any judicial proceeding relating to any tax matter commenced against it which, in any such case, could reasonably be expected to have a Material Adverse Effect or any tax lien shall be filed against any property of any Credit Party or any Subsidiary relating to the tax liabilities of any Person if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting or SAP, as applicable, shall have been set aside on its books;

         (r) (i) the unfunded Liabilities of all Single Employer Plans maintained by any Credit Party or any Subsidiary or a Credit Party shall exceed in the aggregate $1,000,000 or a Reportable Event shall occur in connection with any Plan maintained by any Credit Party or any Subsidiary or a Credit Party,
(ii) the Unfunded Liabilities of all Single Employer Plans maintained by members of the Controlled Group shall exceed an amount which could reasonably be expected to have a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan maintained by members of the Controlled Group which could reasonably be expected to have a Material Adverse Effect or (iii) any Lien shall be imposed by the PBGC or the IRS against any assets of any Credit Party or any Subsidiary of a Credit Party with respect to a Plan maintained by any other member of the Controlled Group (or any other employee pension benefit plan as to which any such member may be liable);

then, the Issuing Bank shall be under no further obligation to issue Letters of Credit hereunder and the Administrative Agent may, and upon written request of the Required Banks shall, exercise any or all remedies available to it.

         7.02 Certain Actions in Respect of Letters of Credit upon Default. If any Default shall have occurred and be continuing or shall exist, the Administrative Agent may, and at the direction of the Required Banks shall, irrespective of whether it is taking any other action with respect to such Default or otherwise and without limiting the generality of Section 7.01, make demand upon the applicable Account Party to, and forthwith upon such demand each applicable Account Party will, pay to the Administrative Agent on behalf of the Issuing Bank and the Banks in same day funds at the Administrative Agent's Office, for deposit to the Cash Collateral Account, an amount equal to the aggregate Letter of Credit

Undrawn Availability of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Issuing Bank and the Banks, or that the total amount of such funds is less than the aggregate Letter of Credit Undrawn Availability of all Letters of Credit then outstanding, the Account Parties will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of such aggregate Letter of Credit Undrawn Availability over the total amount of funds, if any, then held in the Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. As used herein, the term "Cash Collateral Account" shall mean a cash collateral account opened by the Administrative Agent in the name of the Account Parties but under the sole dominion and control of the Administrative Agent and subject to the terms of this Agreement. Each Account Party hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Banks, to secure payment of the Obligations, a security interest in the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account. Amounts on deposit in the Cash Collateral Account shall bear interest at the lowest customary rate payable at the time in question by the Administrative Agent for overnight deposits of a comparable amount and such interest shall be retained in and added to the Cash Collateral Account. URC shall not have an obligation to make any payment required by this Section 7.02 to the extent making such payment would violate applicable Law. URC agrees to use it best efforts, at its own expense and without regard to the amount of such expense, to assure that the making by it of all payments otherwise required by this Section 7.02 will not violate applicable Law, including without limitation the seeking of any required regulatory approvals, the contesting of any regulatory disapprovals to the extent reasonably requested by the Administrative Agent or the Required Banks and the taking of all other actions reasonably requested by the Administrative Agent or the Required Banks.




                                  ARTICLE VIII

                                   THE AGENTS


         8.01. Appointment. Each Bank hereby irrevocably appoints Mellon Bank, N.A. to act as Administrative Agent, and Dresdner Bank AG, New York and Grand Cayman Branches, to act as Documentation Agent, for such Bank under this Agreement and the other Transaction Documents. Each Bank hereby irrevocably authorizes each of the Agents to take such action on behalf of such Bank under the provisions of this Agreement and the other Transaction Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of each such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Administrative Agent, and Dresdner Bank hereby agrees to act as Documentation Agent, on behalf of the Banks on the terms and conditions set forth in this Agreement and the other Transaction Documents, subject to the right of each Agent to resign as provided in Section 8.09 hereof. Each Bank hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Transaction Documents and to accept delivery of such of the other Transaction Documents as may not require execution by the Administrative Agent. Each Bank agrees that the rights and remedies granted to each of the Agents under the Transaction Documents shall be exercised exclusively by the Agents, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

         8.02. General Nature of Agents' Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Transaction Document:

         (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of any Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist.

         (b) The duties and responsibilities of each of the Agents under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and no Agent shall have a fiduciary relationship in respect of any Bank.

         (c) Each Agent is and shall be solely the agent of the Banks. No Agent assumes, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Banks as provided in this Agreement and the other Transaction Documents).

         (d) No Agent shall be under any obligation to take any action hereunder or under any other Transaction Document if such Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Transaction Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified.

         8.03. Exercise of Powers. Each of the Agents shall take any action of the type specified in this Agreement or any other Transaction Document as being within such Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Transaction Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, such Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Transaction Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case such Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. No Agent shall have any liability to any Person as a result of (x) such Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) such Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not such Agent has discretionary power to take such action, or (z) such Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

         8.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Transaction Document:

         (a) No Agent shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct.

         (b) No Agent shall be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Transaction Document, (iii) any failure of any Credit Party or Bank to perform any of their respective obligations under this Agreement or any other Transaction Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Transaction Documents or otherwise from time to time.

         (c) No Agent shall be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Credit Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Credit Party or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

         (d) No Agent shall be under any obligation, either initially or on a continuing basis, to provide any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Transaction Document to be furnished by such Agent to such Bank.

         8.05.  Administration by the Agents.

         (a) Each of the Agents may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and such Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

         (b) Each of the Agents may consult with legal counsel (including, without limitation, in-house counsel for such Agent or in-house or other counsel for any Credit Party), independent public accountants and any other experts selected by it from time to time, and such Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         (c) Each of the Agents may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Agent in accordance with the requirements of this Agreement or any other Transaction Document. Whenever such Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Credit Party or Bank, such matter may be established by a certificate of such Credit Party or Bank, as the case may be, and such Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Transaction Document).

         (d) Each of the Agents may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against such Agent by reason of taking or continuing to take any such action.

         (e) Each of the Agents may perform any of its duties under this Agreement or any other Transaction Document by or through agents or attorneys-in-fact. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

         (f) No Agent shall be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If any Agent receives such a notice, such Agent shall give prompt notice thereof to each Bank.

         8.06. Bank Not Relying on Agent or Other Banks. Each Bank acknowledges as follows: (a) neither any Agent nor any other Bank has made any representations or warranties to it, and no act taken hereafter by any Agent or any other Bank shall be deemed to constitute any representation or warranty by such Agent or such other Bank to it; (b) it has, independently and without reliance upon any Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Transaction Documents; and (c) it will, independently and without reliance upon any Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Transaction Documents.

         8.07. Indemnification. Each Bank agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Credit Party and without limitation of the obligations of the Loan Parties to do so), ratably in accordance with their respective Letter of Credit Participating Interests, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which a Letter of Credit directly or indirectly relates, provided that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand, and to the extent that any Bank fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to 2% over the interest rate per annum announced by the Federal Reserve Bank of New York or otherwise determined by such Agent to be applicable for such day to overnight federal funds transactions arranged by federal funds brokers on the previous trading day.

         8.08. Agents in their Individual Capacities. With respect to its Commitments and the Obligations owing to each Agent, such Agent shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not an Agent, and the terms "Banks" and like terms shall include such Agent in its individual capacity as such. Each Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though such Agent were not an Agent hereunder.

         8.09. Successor Agents. Any Agent may resign at any time by giving 10 days' prior written notice thereof to the Banks and the Account Parties. Any Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to such Agent, the other Banks and the Account Parties. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then such retiring Agent may, on behalf of the Banks, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Transaction Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was an Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by such Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to such Agent shall be given to each Bank, and all payments to be made to such Agent shall be made directly to the Account Parties or Bank for whose account such payment is made.

         8.10. Additional Administrative Agents. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Administrative Agent and the Account Parties shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Administrative Agent, to act as co-Administrative Agent or agent with such powers of the Administrative Agent as may be provided in such supplemental agreement and to vest in such bank, trust company or Person as such co-Administrative Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Transaction Document.

         8.11. Calculations. No Agent shall be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Account Party, to recover such amount from the appropriate Account Party.

         8.12. Agents' Fees. Each Account Party agrees to pay to each Agent, for its individual account, a nonrefundable Administrative Agent's fee or Documentation Agent's fee, as the case may be, in an amount and at such time or times as such Agent and the Account Parties have heretofore agreed.



                                   ARTICLE IX

                                  MISCELLANEOUS


         9.01. No Implied Waiver etc. No delay or failure of any Agent or any Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agents and the Banks are cumulative and not exclusive of any rights or remedies which, it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of an Agent or a Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

         9.02. Set-Off. In case any one or more of the Events of Default described in Article VII hereof shall occur, each Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of its interests in any Letter of Credit Reimbursement Obligations any debt owing by such Bank to the applicable Credit Party, including without limitation any funds in any deposit account maintained by such Credit Party with such Bank. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

         9.03. Survival of Provisions. Each of the representations, warranties, covenants and agreements of the Credit Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, and the issuance of any Letter of Credit hereunder.

         9.04.  Expenses and Fees; Indemnity.

         (a) Each Account Party agrees to pay or cause to be paid and to save each of the Agents, the Co-Arrangers and (in the case of clause (iv) below) each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs) incurred by such Agent or such Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Transaction Documents, (ii) any syndication of the transactions contemplated by this Agreement and the Transaction Documents, (iii) any amendments, modifications, supplements, waivers or consents requested by any Credit Party (whether or not ultimately entered into or granted) to this Agreement or any Transaction Document, and (iv) the enforcement or preservation of rights under this Agreement or any Transaction Document (including but not limited to the fees and expenses of special counsel to the Co-Arrangers and Banks and any such costs or expenses arising from or relating to (A) collection or enforcement of any other amount owing hereunder or thereunder by any Agent or any Bank and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Transaction Documents). Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks. Each Account Party hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Agent or any Bank to be payable in connection with this Agreement or any other Transaction Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and an Account Party agrees to save each Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees.

         (b) Each Account Party hereby agrees to reimburse and indemnify each Agent, the Co-Arrangers and each Bank (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which any Letter of Credit directly or indirectly relates (and without in any way limiting the generality of the foregoing, including any violation or breach of any Law by any Credit Party or any exercise by any Agent or any Bank of any of its rights or remedies under this Agreement or any other Transaction Document; any breach of any representation or warranty, covenant or agreement of any Credit Party); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Account Parties under this Section 9.04, or any other indemnification obligation of the Account Parties hereunder or under any other Transaction Document, are unenforceable for any reason, the Account Parties hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks.

         9.05. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         9.06. Holidays. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

         9.07. Notices, etc. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to a Bank, at such Bank's address on the signature pages hereof, if to the Administrative Agent at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, Attention:
Letter of Credit Department, with a copy to Institutional Banking, Room 370, One Mellon Bank Center, Pittsburgh, PA 15258; if to the Issuing Bank at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, Attention: Letter of Credit Department with a copy to Institutional Banking, Room 370, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258 and if to any Credit Party, to the Chief Financial Officer of URGI at 26050 Mureau Road, Calabasas, California 91302, or in accordance with the latest unrevoked written direction from any party to the other parties hereto. For the purposes of both receiving information from any Agent or any Bank or providing information to any Agent or any Bank, URGI shall act as the agent for each other Credit Party.

         9.08. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ANY OTHER MATTER RELATED THERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF COMMONWEALTH OF PENNSYLVANIA OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO ANY GENERAL RIGHT OF APPEAL. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS PROVIDED IN THIS AGREEMENT.

         9.09. WAIVER OF JURY TRIAL. TO THE EXTENT LITIGATION HEREUNDER IS BROUGHT BEFORE A COURT IN THE UNITED STATES, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISIONS OF EACH OTHER DOCUMENT HERETO TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND EACH BANK ENTERING INTO THIS AGREEMENT AND RELATED AGREEMENTS.

         9.10. Governing Law. This Agreement and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

         9.11 Validity and Enforceability. If any stamp tax, levy, duty or fee is imposed or payable in respect to this Agreement or the transaction contemplated hereby or is necessary or advisable to ensure the legality, validity or enforceability of the documents in this transaction, the Account Parties shall promptly pay such stamp tax, levy, duty or fee. No government approval or consent is necessary for the execution, delivery and performance of the transactions contemplated under this Agreement.

         9.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one (1) and the same instrument.

         9.13.  Successors and Assigns; Participations; Assignments.

         (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Account Parties, the Banks, the Agents, and their respective successors and assigns, except that no Credit Party may assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of each of the Agents and each of the Banks, and any purported assignment without such consent shall be void.

         (b) Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or a portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interest); provided, that

                  (i) any such participation sold to a Participant which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Account Parties and each of the Agents, unless an Event of Default has occurred and is continuing, in which case the consent of the Account Parties shall not be required,

                  (ii) any such Bank's obligations under this Agreement and the other Transaction Documents shall remain unchanged,

                  (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Transaction Documents,

                  (v) such Participant shall be bound by the provisions of
         Section 9.13 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

                  (vi) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Transaction Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections
         (a), (b), (c), (d) or (e) of Section 9.14 hereof, and

                  (vii) a Participant shall have the right to vote regarding amendments to this Agreement only in connection with amendments which effect changes in the amount of Letter of Credit Participating Interest Commitments, Letter of Credit Participating Interests, fees payable hereunder and the Expiration Date.

Each Account Party agrees that any such Participant shall be entitled to the benefits of Sections 2.12 and 9.04 with respect to its participation in the Commitments and the Letters of Credit outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

         (c) Assignments. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or any portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interests) to any

Bank, any affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that

                  (i) any such assignment shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Account Parties and the Issuing Bank, unless an Event of Default has occurred and is continuing or exists, in which case the consent of the Account Parties shall not be required,

                  (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Transaction Documents, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interests then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Transaction Documents, and

                  (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit B to this Agreement, duly completed (a "Transfer Supplement").

             In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Administrative Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, and a processing and recording fee of $2,500; and, upon receipt thereof, the Administrative Agent shall accept such Transfer Supplement; provided, however, that no such processing and recording fee shall be due if such assignment is to an affiliate of a Bank or a Federal Reserve Bank. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Administrative Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Administrative Agent's Office on the Transfer Effective Date specified in such Transfer Supplement:

                  (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

                  (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

         (d) Register. The Administrative Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Letter of Credit Participating Interest Commitment of, and the amount of the Letter of Credit Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Account Parties, the Agents and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by an Account Party or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Financial and Other Information. Each Credit Party authorizes each Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Credit Parties and their affiliates which has been or may be delivered to such Person by or on behalf of the Credit Parties in connection with this Agreement or any other Transaction Document or such Person's credit evaluation of the Credit Parties and their affiliates, subject to the agreement of the Transferee or prospective Transferee to be bound by Section 9.17 hereof with respect to confidentiality. At the request of any Bank, a Credit Party, at a Credit Party's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

         9.14. Amendments and Waivers. Neither this Agreement nor any Transaction Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Agents and the Credit Parties may from time to time amend, modify or supplement the provisions of this Agreement or any other Transaction Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of any Credit Party, any Agent or any Bank. Any such amendment, modification or supplement made by the Credit Parties and the Agents in accordance with the provisions of this Section shall be binding upon the Credit Parties, each Bank and each Agent. The Agents shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

         (a) Increase the Letter of Credit Participating Interest Committed Amount of any Bank over the amount thereof then in effect, or extend the Expiration Date, without the written consent of each Commitment Bank affected thereby;

         (b) Reduce the amount of or postpone the date for payment of any Commitment Fee or Letter of Credit Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Transaction Document, without the written consent of each Bank affected thereby;

         (c) Change the definition of "Required Banks" or amend this Section 9.14, without the written consent of all the Banks;

         (d) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon any Agent or otherwise adversely affect the rights, interests or obligations of any Agent, without the written consent of such Agent;

         (e) Amend or waive any of the provisions of Article V or release any Guarantor from its obligations hereunder without the written consent of all the Banks;

and provided further, that Transfer Supplements may be entered into in the manner provided in Section 9.13 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

         9.15. Judgment Currency. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Banks or any of them under this Agreement or any other Transaction Document or for the payment of damages in respect of any breach of this Agreement or any other Transaction Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Banks harmless against any deficiency in terms of Dollars in the amounts received by the Banks arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which each Bank is able to purchase Dollars with the amount of the Judgment Currency actually received by the Banks on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Account Parties hereunder and shall apply irrespective of any indulgence granted by the Banks.

         9.16. Records. The amount of outstanding Letters of Credit, each Bank's Letter of Credit Participating Interest Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.

         9.17 Confidentiality. Each of the Agents and the Banks agree to keep confidential any information relating to the Credit Parties received by it pursuant to or in connection with this Agreement which is (a) information which such Agent and such Bank reasonably expects that the applicable Credit Party would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.17 shall not be construed to prevent any Agent or any Bank from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Credit Parties to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Agent or such Bank which request or demand has the force of Law or is made by a bank regulatory agency, (iv) that has been publicly disclosed, other than from a breach of this provision by any Agent or any Bank, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that such Bank does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the applicable Credit Party (vi) in connection with the exercise of any right or remedy hereunder or under any other Transaction Document, (vii) as expressly contemplated by this Agreement or any other Transaction Document or
(viii) to any prospective purchaser of all or any part of the interest of any Bank which shall agree in writing for the benefit of the Credit Parties to be bound by the obligation of confidentiality in this Agreement or the other Transaction Documents if such prospective purchaser is a financial institution or has been consented to by the Account Parties, which consent will not be withheld if such purchaser is not a competitor of any Account Party or an affiliate of a competitor of any Account Party.

         9.18. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of any Obligation contemplated by this Agreement or the other Transaction Documents to be made by an Account Party pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this
Section 9.18 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. The Account Parties hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section 9.18 as fully as if it were a Bank hereunder.

         9.19. Co-Arrangers. The Co-Arrangers shall have no obligations in their capacity as such under this Agreement.

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


VENTON UNDERWRITING LIMITED, AS AN ACCOUNT PARTY

By:  /s/D. M. Slade
     -------------------------------------------------
      (Signature)

Name:  D. M. Slade
     -------------------------------------------------
Title:  Director
      ------------------------------------------------



TALBOT UNDERWRITING LIMITED, AS AN ACCOUNT PARTY

By:  /s/D. M. Slade
     -------------------------------------------------
      (Signature)

Name:  D. M. Slade
     -------------------------------------------------
Title:  Director
      ------------------------------------------------



UNDERWRITERS RE GROUP, INC., AS A GUARANTOR

By:  /s/Stephen C. Kolakowski
     -------------------------------------------------
      (Signature)

Name:  Stephen C. Kolakowski
     -------------------------------------------------
Title:  Chief Financial Officer
      ------------------------------------------------

UNDERWRITERS REINSURANCE COMPANY, AS A GUARANTOR

By:  /s/Stuart M. de Haaff
     -------------------------------------------------
      (Signature)

Name:  Stuart M. de Haaff
     -------------------------------------------------
Title:  Senior Vice President
      ------------------------------------------------

MELLON BANK, N.A., AS A BANK, AS ISSUING BANK, AS ADMINISTRATIVE AGENT, AND AS CO-ARRANGER


By:  /s/Timothy J. Marchando
     -------------------------------------------------
      (Signature)

Name:  Timothy J. Marchando
     -------------------------------------------------
Title:  Vice President
      ------------------------------------------------

Notice Address:

Institutional Banking Department
One Mellon Bank Center, Room 370
Pittsburgh, PA 15258
Attn: Susan Whitewood

with a copy to:
Manager, Letter of Credit Operations
Three Mellon Bank Center, 23rd Floor
Pittsburgh, PA 15259

Initial Letter of Credit Participating Interest Committed Amount:  $112,500,000



DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, AS DOCUMENTATION AGENT AND AS A BANK


By:  /s/Lloyd C. Stevens                      By:  /s/Robert P. Donohue
     -----------------------------                 -----------------------------
      (Signature)                                   (Signature)

Name:  Lloyd C. Stevens                       Name:  Robert P. Donohue
     -----------------------------                 -----------------------------
Title:  Vice President                        Title:  Vice President
      ----------------------------                  ----------------------------

Notice Address:  Financial Institutions Sector
                 75 Wall Street
                 New York, New York  10005
                 Attn: Robert P. Donohue


Initial Letter of Credit Participating Interest Committed Amount:  $112,500,000

DRESDNER KLEINWORT BENSON NORTH AMERICA LLC AS CO-ARRANGER


By:  /s/Lloyd C. Stevens                      By:  /s/Robert P. Donohue
     -----------------------------                 -----------------------------
      (Signature)                                   (Signature)

Name:  Lloyd C. Stevens                       Name:  Robert P. Donohue
     -----------------------------                 -----------------------------
Title:  Vice President                        Title:  Vice President
      ----------------------------                  ----------------------------

Notice Address:  Financial Institutions Sector
                 75 Wall Street
                 New York, New York  10005
                 Attn: Robert P. Donohue